Table of Contents

PART II — INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular dated May __, 2018

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

GD Entertainment & Technology, Inc.

$20,000,000

4,000,000,000 SHARES OF COMMON STOCK

$0.005 PER SHARE

This is the public offering of securities of GD Entertainment & Technology, Inc., a New Jersey corporation. We are offering 4,000,000,000 shares of our common stock, par value $0.00001 (“Common Stock”), at an offering price of $0.005 per share (the “Offered Shares”) by the Company. This Offering will terminate on twelve months from the day the Offering is qualified or the date on which the maximum offering amount is sold (such earlier date, the “Termination Date”). The minimum purchase requirement per investor is 200,000 Offered Shares ($1,000).

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 4 of this Offering Circular.

The Company is in the process of changing its name to HyperDigital, Inc. The name change will be effective when approved by FINRA at which time the Company will amend its filing. There is no assurance that FINRA will approve the name change.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. The aggregate offering price is be based on the price at which the securities are offered for cash. Any portion of the aggregate offering price or aggregate sales attributable to cash received in a foreign currency will be translated into United States currency at a currency exchange rate in effect on, or at a reasonable time before, the date of the sale of the securities. If securities are not sold for cash, the aggregate offering price or aggregate sales will be based on the value of the consideration as established by bona fide sales of that consideration made within a reasonable time, or, in the absence of sales, on the fair value as determined by an accepted standard. Valuations of non-cash consideration will be reasonable at the time made.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

Our Common Stock is traded in the OTCMarket Pink Open Market under the stock symbol “GDET.”

Investing in our Common Stock involves a high degree of risk. See “Risk Factors“ beginning on page 4 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

	Per Share	Total Maximum
Public Offering Price (1)(2)	$0.005	$20,000,000
Underwriting Discounts and Commissions (3)	$0.00	$0
Proceeds to Company	$0.005	$20,000,000

(1) We are offering shares on a continuous basis. See “Distribution – Continuous Offering.

(2) This is a “best efforts” offering. The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. See “How to Subscribe.”

(3) We are offering these securities without an underwriter.

(4) Excludes estimated total offering expenses, including underwriting discount and commissions, will be approximately $800,000 assuming the maximum offering amount is sold.

Our Board of Directors used its business judgment in setting a value of $0.005 per share to the Company as consideration for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

No sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The date of this Offering Circular is May __, 2018.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to “GD Entertainment”, “we”, the “Company”, “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of GD Entertainment & Technology, Inc.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary”, “Risk Factors”, “Management's Discussion and Analysis of Financial Condition and Results of Operations”, “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “should”, “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•	The speculative nature of the business we intend to develop;

•	Our reliance on suppliers and customers;

•	Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a “going concern;”

•	Our ability to effectively execute our business plan;

•	Our ability to manage our expansion, growth and operating expenses;

•	Our ability to finance our businesses;

•	Our ability to promote our businesses;

•	Our ability to compete and succeed in highly competitive and evolving businesses;

•	Our ability to respond and adapt to changes in technology and customer behavior; and

•	Our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

1

SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Company Information

The Company, sometimes referred to herein as “we,” “us,” “our,” and the “Company” and/or “GD Entertainment” was incorporated on October 22, 1991 under the laws of the State of New Jersey, to engage in any lawful corporate undertaking. Our fiscal year-end date is May 31.

GD Entertainment & Technology, Inc. offices are located at 1 Bridge Plaza, 2nd Floor, Fort Lee, New Jersey, 07024. Our telephone number is 551-486-3980 and our Email address is anilkidnani@gmail.com.

We intend to engage in bitcoin mining. Bitcoin miners use special software to solve math problems and are issued a certain number of bitcoins in exchange. This provides a way to issue the currency and also creates an incentive for more people to mine.

To engage in bitcoin mining, we have currently secured over 100 of the Bitmain S9 13.5 TH/s machines as well as over 15 Bitmain S9s, Bitman T9s, and Avalon 821s machines. These machines are owned by GDET and its clients. There are no leases on these machines.

We have identified a facility with enough power potential to host these machines.

In terms of technology, we are developing an ecommerce website where users will be able to explore and purchase machines we resell and sign up for co-location services at our facility.

Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser's written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as  bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Securities Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company's earnings, capital requirements and other factors.

Trading Market

Our Common Stock trades in the OTCMarket Pink Open Market Sheets under the symbol GDET.

2

THE OFFERING

______

Issuer:	GD Entertainment & Technology, Inc.

Securities offered:	A maximum of 4,000,000,000 shares of our common stock, par value $0.00001 (“Common Stock”) at an offering price of $0.005 per share (the “Offered Shares”). (See “Distribution.”)

Number of shares of Common Stock outstanding before the offering	450,874,858 issued and outstanding as of November 30, 2017

Number of shares of Common Stock to be outstanding after the offering	4,450,874,858 shares, if the maximum amount of Offered Shares are sold

Price per share:	$0.005

Maximum offering amount:	4,000,000,000 shares at $0.005 per share, or $20,000,000 (See “Distribution.”)

Trading Market:	Our Common Stock is trading on the OTC Markets Pink Open Market Sheets division under the symbol “GDET.”

Use of proceeds:	If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses) will be $18,000,000. We will use these net proceeds for working capital and other general corporate purposes.

Risk factors:	Investing in our Common Stock involves a high degree of risk, including: Immediate and substantial dilution. Limited market for our stock. See “Risk Factors.”

3

RISK FACTORS

______

The following is only a brief summary of the risks involved in investing in our Company. Investment in our Securities involves risks. You should carefully consider the following risk factors in addition to other information contained in this Disclosure Document. The occurrence of any of the following risks might cause you to lose all or part of your investment. Some statements in this Document, including statements in the following risk factors, constitute “Forward-Looking Statements.”

The price of our common stock may continue to be volatile.

The trading price of our common stock has been and is likely to remain highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control or unrelated to our operating performance. In addition to the factors discussed in this “Risk Factors” section and elsewhere, these factors include: the operating performance of similar companies; the overall performance of the equity markets; the announcements by us or our competitors of acquisitions, business plans, or commercial relationships; threatened or actual litigation; changes in laws or regulations relating to the our business; any major change in our board of directors or management; publication of research reports or news stories about us, our competitors, or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts; large volumes of sales of our shares of common stock by existing stockholders; and general political and economic conditions.

In addition, the stock market in general, and the market for developmental related companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies securities. This litigation, if instituted against us, could result in very substantial costs; divert our management’s attention and resources; and harm our business, operating results, and financial condition.

Certain provisions of our Articles of Incorporation may affect us and make it more difficult to acquire us.

Certain provisions of our Articles of Incorporation and By-Laws may make it more difficult and time consuming to acquire us. This may reduce our vulnerability to an unsolicited proposal for our takeover. These provisions are outlined below. See “Company Securities – Certain Provisions.” Our Articles also contain restrictions regarding certain mergers, consolidations, asset sales and other “Business Combinations.” “Business Combinations” are defined in the Articles of Incorporation. The above provisions could have the effect of depriving shareholders of any opportunity to sell their shares at a premium over any prevailing market price because takeovers frequently involve purchases of stock directly from shareholders at such a premium price. Further, to the extent these provisions make it less likely that a takeover attempt opposed by our incumbent board of directors and management will succeed; the effect could be to assist the board of directors and management in retaining their existing positions. In addition, our Articles also provide that the provisions outlined herein cannot be amended, altered, repealed, or replaced without a “super-majority” vote or the approval of a Majority of Continuing Directors. See “Company Securities.”

Among other provisions that might make it more difficult to acquire us, we have adopted the following:

Staggered Board. Our Board of Directors has been divided into three classes of directors. The term of one class will expire each year. Directors for each class will be chosen for a three-year term upon the expiration of such class’s term, and the directors in the other two classes will continue in office. The staggered terms for directors may affect the stockholders’ ability to change control of the Company even if a change in control were in the stockholders’ interest. See “Company Securities.”

Preferred Stock. Our charter authorizes the Board of Directors to issue up to 500,000,000 shares of Preferred Stock and to establish the preferences and rights (including the right to vote and the right to convert into shares of Common Stock) of any shares issued. The power to issue Preferred Stock could have the effect of delaying or preventing a change in control of the Company even if a change in control were in the stockholders’ interest. See “Company Securities.”

There are doubt about our ability to continue as a going concern.

The Company is a development stage enterprise and has not commenced planned principal operations. The Company had minimal revenues and has incurred losses of $24,031 for the period May 31, 2016 through the year ended May 31, 2017. In addition, the Company incurred losses of $14,279,379 for the period since inception through November 30, 2017. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

4

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources, such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations, or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the commencement of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. The Company anticipates raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support its business operations; however, the Company may not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and stock price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary to raise additional funds, and may require that the Company relinquish valuable rights. Please see Financial Statements – Note 1. Operations and Basis of Presentation – Going Concern for further information.

Risks Relating to Our Financial Condition

Our financials are not independently audited, which could result in errors and/or omissions in our financial statements if proper standards are not applied.

Although the Company is confident with its accounting firm, we are not required to have our financials audited by a certified Public Company Accounting Oversight Board (“PCAOB”). As such, our accountants do not have a third party reviewing the accounting. Our accountants may also not be up to date with all publications and releases put out by the PCAOB regarding accounting standards and treatments. This could mean that our unaudited financials may not properly reflect up to date standards and treatments resulting misstated financials statements.

The Company has inadequate documentation for its financial statements from prior years and may have undiscovered liabilities and other items

Financial statements from prior years are not supported by adequate documentation. For example, with regard to our liabilities from earlier years, we are unable to document the amount of these liabilities, to whom they are owed, and the terms of these liabilities. As a result of such deficiencies, the Company may be faced with as yet undiscovered liabilities and other items that might impact the Company's financial statements. Additionally, the Company may be unable to produce audited financial statements.

Our management has a limited experience operating a public company and are subject to the risks commonly encountered by early-stage companies.

Although management of GD Entertainment & Technology, Inc. has experience in operating small companies, current management has not had to manage expansion while being a public company. Many investors may treat us as an early-stage company. In addition, management has not overseen a company with large growth. Because we have a limited operating history, our operating prospects should be considered in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. These risks include:

•	risks that we may not have sufficient capital to achieve our growth strategy;

•	risks that we may not develop our product and service offerings in a manner that enables us to be profitable and meet our customers’ requirements;

•	risks that our growth strategy may not be successful; and

•	risks that fluctuations in our operating results will be significant relative to our revenues.

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this section. If we do not successfully address these risks, our business could be significantly harmed.

We have limited operational history in an emerging industry, making it difficult to accurately predict and forecast business operations.

As we have limited operations in our business and have yet to generate revenue, it is extremely difficult to make accurate predictions and forecasts on our finances. This is compounded by the fact that we operate in both the Cryptocurrency and technology industries, which are both rapidly transforming industries. There is no guarantee that our products or services will remain attractive to potential and current users as these industries undergo rapid change, or that potential customers will utilize our services.

5

As a growing company, we have yet to achieve a profit and may not achieve a profit in the near future, if at all.

We have not yet produced a net profit and may not in the near future, if at all. While we expect our revenue to grow, we have not achieved profitability and cannot be certain that we will be able to sustain our current growth rate or realize sufficient revenue to achieve profitability. Further, many of our competitors in the Cryptocurrency field, such as MGT Capital Investments, Inc. (“MGTI”), have a significantly larger user base and revenue stream, but have yet to achieve profitability. Our ability to continue as a going concern may be dependent upon raising capital from financing transactions, increasing revenue throughout the year and keeping operating expenses below our revenue levels in order to achieve positive cash flows, none of which can be assured.

We will require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to update existing bitcoin mining hardware, improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we will need to engage in continued equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of our common stock. Any debt financing we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be impaired, and our business may be harmed.

Since there has been limited precedence set for financial accounting of digital assets, it is unclear how we will be required to account for digital asset transactions in the future.

Since there has been limited precedence set for the financial accounting of digital assets, it is unclear how we will be required to account for digital asset transactions or assets. Furthermore, a change in regulatory or financial accounting standards could result in the necessity to restate our financial statements. Such a restatement could negatively impact our business, prospects, financial condition and results of operation.

We are highly dependent on the services of our key executive, the loss of whom could materially harm our business and our strategic direction. If we lose key management or significant personnel, cannot recruit qualified employees, directors, officers, or other personnel or experience increases in our compensation costs, our business may materially suffer.

We are highly dependent on our management, specifically Anil Idnani. We have an Employment Agreement in place with Mr. Idnani. If we lose key employees, our business may suffer. Furthermore, our future success will also depend in part on the continued service of our management personnel and our ability to identify, hire, and retain additional key personnel. We do not carry “key-man” life insurance on the lives of any of our executives, employees or advisors. We experience intense competition for qualified personnel and may be unable to attract and retain the personnel necessary for the development of our business. Because of this competition, our compensation costs may increase significantly.

Our key employee, Mr. Anil Idnani, has very limited experience in cryptocurrency mining experience.

Our President, Mr. Adnil Idnani, has very limited experience in cryptocurrency mining. For this reason, he may have difficulty in establishing and running cryptocurrency mining installations, including acquiring equipment, controlling expenses, and generating revenues. He may have difficulty in hiring and supervising cryptocurrency employees, While the Company plans on hiring trained staff and consultants who will be able to oversee and maintain the mining equipment, there is no assurance that Mr. Idnani will be able to manage them.

We may be unable to manage growth, which may impact our potential profitability.

Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

•	Establish definitive business strategies, goals and objectives;

•	Maintain a system of management controls; and

•	Attract and retain qualified personnel, as well as develop, train, and manage management-level and other employees.

6

If we fail to manage our growth effectively, our business, financial condition, or operating results could be materially harmed, and our stock price may decline.

We operate in a highly competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

We operate in a highly competitive environment. Our competition includes all other companies that are in the business of bitcoin mining or other blockchain related technologies. A highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

We may not be able to compete successfully with other established companies offering the same or similar services and, as a result, we may not achieve our projected revenue and user targets.

If we are unable to compete successfully with other businesses in our existing market, we may not achieve our projected revenue and/or customer targets. We compete with both start-up and established Cryptocurrency and technology companies. Compared to our business, some of our competitors may have greater financial and other resources, have been in business longer, have greater name recognition and be better established in the Cryptocurrency or technological markets.

Our lack of adequate D&O insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

In the future we may be subject to additional litigation, including potential class action and stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date, we have not obtained directors and officers liability (“D&O”) insurance. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Furthermore, our lack of adequate D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business.

We expect to incur substantial expenses to meet our reporting obligations as a public company. In addition, failure to maintain adequate financial and management processes and controls could lead to errors in our financial reporting and could harm our ability to manage our expenses.

We estimate that it will cost approximately $50,000 annually to maintain the proper management and financial controls for our filings required as a public reporting company. In addition, if we do not maintain adequate financial and management personnel, processes and controls, we may not be able to accurately report our financial performance on a timely basis, which could cause a decline in our stock price and adversely affect our ability to raise capital.

Risks Relating to our Common Stock and Offering

The Common Stock is thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

The Common Stock has historically been sporadically traded on the OTC Pink Sheets, meaning that the number of persons interested in purchasing our shares at, or near ask prices at any given time, may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer, which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

7

The market price for the common stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history, and lack of revenue, which could lead to wide fluctuations in our share price. The price at which you purchase our shares may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

The market for our shares of common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our shares are sporadically traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares is sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative investment due to, among other matters, our limited operating history and lack of revenue or profit to date, and the uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the securities of a seasoned issuer. The following factors may add to the volatility in the price of our shares: actual or anticipated variations in our quarterly or annual operating results; acceptance of our inventory of games; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our shares regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our shares will be at any time, including as to whether our shares will sustain their current market prices, or as to what effect the sale of shares or the availability of shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The possible occurrence of these patterns or practices could increase the volatility of our share price.

The market price of our common stock may be volatile and adversely affected by several factors.

The market price of our common stock could fluctuate significantly in response to various factors and events, including, but not limited to:

•	our ability to integrate operations, technology, products and services;

•	our ability to execute our business plan;

•	operating results below expectations;

•	our issuance of additional securities, including debt or equity or a combination thereof;

•	announcements of technological innovations or new products by us or our competitors;

•	loss of any strategic relationship;

•	industry developments, including, without limitation, changes in competition or practices;

8

•	economic and other external factors;

•	period-to-period fluctuations in our financial results; and

•	whether an active trading market in our common stock develops and is maintained.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock. Issuers using the Alternative Reporting standard for filing financial reports with OTC Markets are often subject to large volatility unrelated to the fundamentals of the company.

Natural disasters and geo-political events could adversely affect our business.

Natural disasters, including hurricanes, cyclones, typhoons, tropical storms, floods, earthquakes and tsunamis, weather conditions, including winter storms, droughts and tornadoes, whether as a result of climate change or otherwise, and geo-political events, including civil unrest or terrorist attacks, that affect us, or other service providers, could adversely affect our business.

We do not expect to pay dividends in the future; any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Our issuance of additional shares of Common Stock, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights.

We are entitled under our articles of incorporation to issue up to 5,000,000,000 shares of common stock. We have issued and outstanding, as of the November 30, 2018, 450,874,858 shares of common stock. In addition, we are entitled under our Articles of Incorporation to issue “blank check” preferred stock. Our board may generally issue shares of common stock, preferred stock, options, or warrants to purchase those shares, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development. It is also likely that we will issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock plans. We cannot give you any assurance that we will not issue additional shares of common stock, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contains provisions that eliminate the liability of our directors for monetary damages to our company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resulting costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

9

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Our management has limited experience as a management team in a public company and as a result, projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

Our common stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

As an issuer of a “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

As an issuer not required to make reports to the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, holders of restricted shares may not be able to sell shares into the open market as Rule 144 exemptions may not apply.

Under Rule 144 of the Securities Act of 1933, holders of restricted shares may avail themselves of certain exemptions from registration if the holder and the issuer meet certain requirements. As a company that is not required to file reports under Section 13 or 15(d) of the Securities Exchange Act, referred to as a non-reporting company, we may not, in the future, meet the requirements for an issuer under 144 that would allow a holder to qualify for Rule 144 exemptions. In such an event, holders of restricted stock would have to utilize another exemption from registration or rely on a registration statement to be filed by the Company registering the restricted stock. Although the Company currently plans to file either a form 10 or S-1 with the Commission upon the conclusion of the Regulation A offering, there can be no guarantee that the Company will be able to fulfill one of these registration statements, which could have an adverse effect on our shareholders.

10

Securities analysts may elect not to report on our common stock or may issue negative reports that adversely affect the stock price.

At this time, no securities analysts provide research coverage of our common stock, and securities analysts may not elect to provide such coverage in the future. It may remain difficult for our company, with its small market capitalization, to attract independent financial analysts that will cover our common stock. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect the stock’s actual and potential market price. The trading market for our common stock may be affected in part by the research and reports that industry or financial analysts publish about our business. If one or more analysts elect to cover our company and then downgrade the stock, the stock price would likely decline rapidly. If one or more of these analysts cease coverage of our company, we could lose visibility in the market, which, in turn, could cause our stock price to decline. This could have a negative effect on the market price of our common stock.

A reverse stock split may decrease the liquidity of the shares of our common stock.

The liquidity of the shares of our common stock may be adversely affected by a reverse stock split given the reduced number of shares that will be outstanding following a reverse stock split, especially if the market price of our common stock does not increase as a result of the reverse stock split.

Following a reverse stock split, the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, we cannot assure you that a reverse stock split will result in a share price that will attract new investors.

We are classified as an “emerging growth company” as well as a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act.

We could remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $1.07 billion as of the last business day of our most recently completed second fiscal quarter, and (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Notwithstanding the above, we are also currently a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

11

Because directors and officers currently and for the foreseeable future will continue to control GD Entertainment & Technology, Inc., it is not likely that you will be able to elect directors or have any say in the policies of GD Entertainment & Technology, Inc.

Our shareholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring shareholder approval will be decided by majority vote. The directors, officers and affiliates of GD Entertainment & Technology, Inc. beneficially own a majority of our outstanding common stock voting rights. Due to such significant ownership position held by our insiders, new investors may not be able to affect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our directors, officers or affiliates, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Risks Relating to Our Company and Industry

The following risks relate to our proposed business and the effects upon us assuming we obtain financing in a sufficient amount.

The further development and acceptance of the Bitcoin Network and other digital asset systems, which represent a new and rapidly changing industry, are subject to a variety of factors that are difficult to evaluate. The slowing or stopping of the development or acceptance of the Bitcoin Network may adversely affect an investment in our Company.

Digital assets such as bitcoins that may be used, among other things, to buy and sell goods and services are a new and rapidly evolving industry of which the Bitcoin Network is a prominent, but not unique, part. The growth of the digital assets industry in general, and the Bitcoin Network in particular, is subject to a high degree of uncertainty. The factors affecting the further development of the digital assets industry, as well as the Bitcoin Network, include:

•	continued worldwide growth in the adoption and use of bitcoins and other digital assets;

•	government and quasi-government regulation of bitcoins and other digital assets and their use, or restrictions on or regulation of access to and operation of the Bitcoin Network or similar digital assets systems;

•	the maintenance and development of the open-source software protocol of the Bitcoin Network;

•	changes in consumer demographics and public tastes and preferences;

•	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies; and

•	general economic conditions and the regulatory environment relating to digital assets.

Bitcoin has a record of extreme price volatility.

The price of Bitcoin rose has risen until in the beginning of September 2017, the digital currency was at its then all-time high of $5,000. It then lost nearly 40% of its value towards the middle of that month. By the end of the month the value was back up to $4,000. Through December, the currency experienced frequent heavy drops and recoveries. Bitcoin reached its record high value of more than $19,850 in mid-December, before plummeting as low as $11,000 right before Christmas 2017. It has steadily risen and fallen throughout January and early February. As of April 13, 2018, Bitcoin's value was $6.928.

This extreme volatility may have a material adverse effect on the utility and adoption of Bitcoin and the business of the Company.

Currently, there is relatively small use of bitcoins in the retail and commercial marketplace in comparison to relatively large use by speculators, thus contributing to price volatility that could adversely affect an investment in us.

As relatively new products and technologies, bitcoins and the Bitcoin Network have only recently become widely accepted as a means of payment for goods and services by many major retail and commercial outlets and use of bitcoins by consumers to pay such retail and commercial outlets remains limited. Conversely, a sizable portion of bitcoin demand is generated by speculators and investors seeking to profit from the short or long-term holding of bitcoins. A lack of expansion by bitcoins into retail and commercial markets, or a contraction of such use, may result in increased volatility or a reduction in the price of bitcoin, either of which could adversely impact an investment in us.

12

Significant Bitcoin Network contributors could propose amendments to the Bitcoin Network’s protocols and software that, if accepted and authorized by the Bitcoin Network, could adversely affect an investment in us.

A small group of individuals contribute to the Bitcoin Core project on Github. This group of contributors is currently headed by Wladimir J. van der Laan, the current lead maintainer. These individuals can propose refinements or improvements to the Bitcoin Network’s source code through one or more software upgrades that alter the protocols and software that govern the Bitcoin Network and the properties of bitcoin, including the irreversibility of transactions and limitations on the mining of new bitcoins. Proposals for upgrades and discussions relating thereto take place on online forums. For example, there is an ongoing debate regarding altering the Bitcoin Blockchain by increasing the size of blocks to accommodate a larger volume of transactions. Although some proponents support an increase, other market participants oppose an increase to the block size as it may deter miners from confirming transactions and concentrate power into a smaller group of miners. To the extent that a significant majority of the users and miners on the Bitcoin Network install such software upgrade(s), the Bitcoin Network would be subject to new protocols and software that may adversely affect an investment in the Shares. In the event a developer or group of developers proposes a modification to the Bitcoin Network that is not accepted by a majority of miners and users, but that is nonetheless accepted by a substantial plurality of miners and users, two or more competing and incompatible Blockchain implementations could result. This is known as a “hard fork.” In such a case, the “hard fork” in the Bitcoin Blockchain could materially and adversely affect the perceived value of bitcoin as reflected on one or both incompatible Blockchains, that may adversely affect an investment in us.

The open-source structure of the Bitcoin Network protocol means that the contributors to the protocol are generally not directly compensated for their contributions in maintaining and developing the protocol. A failure to properly monitor and upgrade the protocol could damage the Bitcoin Network and an investment in us.

The Bitcoin Network operates based on an open-source protocol maintained by contributors, largely on the Bitcoin Core project on GitHub. As an open source project, Bitcoin is not represented by an official organization or authority. As the Bitcoin Network protocol is not sold and its use does not generate revenues for contributors, contributors are generally not compensated for maintaining and updating the Bitcoin Network protocol. Although the MIT Media Lab’s Digital Currency Initiative funds the current maintainer Wladimir J. van der Laan, among others, this type of financial incentive is not typical. The lack of guaranteed financial incentive for contributors to maintain or develop the Bitcoin Network and the lack of guaranteed resources to adequately address emerging issues with the Bitcoin Network may reduce incentives to address the issues adequately or in a timely manner. This may adversely affect an investment in us.

If a malicious actor or botnet obtains control in excess of 50 percent of the processing power active on the Bitcoin Network, it is possible that such actor or botnet could manipulate the Blockchain in a manner that adversely affects an investment in us.

If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority of the processing power dedicated to mining on the Bitcoin Network, it may be able to alter the Blockchain on which the Bitcoin Network and all bitcoin transactions rely on by constructing alternate blocks if it is able to solve for such blocks faster than the remainder of the miners on the Bitcoin Network can add valid blocks. In such alternate blocks, the malicious actor or botnet could control, exclude or modify the ordering of transactions, though it could not generate new bitcoins or transactions using such control. Using alternate blocks, the malicious actor could “double-spend” its own bitcoins (i.e., spend the same bitcoins in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintains control. To the extent that such malicious actor or botnet does not yield its majority control of the processing power on the Bitcoin Network or the bitcoin community does not reject the fraudulent blocks as malicious, reversing any changes made to the Blockchain may not be possible. Such changes could adversely affect an investment in us.

In late May and early June 2014, a mining pool known as GHash.io approached and, during a 24 to 48-hour period in early June may have exceeded, the threshold of 50 percent of the processing power on the Bitcoin Network. To the extent that GHash.io did exceed 50 percent of the processing power on the network, reports indicate that such threshold was surpassed for only a short period, and there are no reports of any malicious activity or control of the Bitcoin Blockchain performed by GHash.io. Furthermore, the processing power in the mining pool appears to have been redirected to other pools on a voluntary basis by participants in the GHash.io pool, as had been done in prior instances when a mining pool exceeded 40 percent of the processing power on the Bitcoin Network. The approach to and possible crossing of the 50 percent threshold indicate a greater risk that a single mining pool could exert authority over the validation of bitcoin transactions. To the extent that the Bitcoin ecosystem, including the Core Developers and the administrators of mining pools, do not act to ensure greater decentralization of bitcoin mining processing power, the feasibility of a malicious actor obtaining in excess of 50 percent of the processing power on the Bitcoin Network (e.g., through control of a large mining pool or through hacking such a mining pool) will increase, which may adversely impact an investment in us.

13

If the award of bitcoin for solving blocks and transaction fees for recording transactions are not sufficiently high enough to incentivize miners, miners may cease expending hashrate to solve blocks and confirmations of transactions on the Bitcoin Blockchain could be slowed temporarily. A reduction in the hashrate expended by miners on the Bitcoin Network could increase the likelihood of a malicious actor obtaining control in excess of fifty percent (50%) of the aggregate hashrate active on the Bitcoin Network or the Blockchain, potentially permitting such actor to manipulate the Blockchain in a manner that adversely affects an investment in us.

As the award of new bitcoins for solving blocks declines, and if transaction fees are not sufficiently high, miners may not have an adequate incentive to continue mining and may cease their mining operations. The current fixed reward for solving a new block is twelve and a half (12.5) bitcoin per block; the reward decreased from twenty-five (25) bitcoin in July 2016. It is estimated that it will halve again in about four (4) years. This reduction may result in a reduction in the aggregate hashrate of the Bitcoin Network as the incentive for miners will decrease. Moreover, miners ceasing operations would reduce the aggregate hashrate on the Bitcoin Network, which would adversely affect the confirmation process for transactions (i.e., temporarily decreasing the speed at which blocks are added to the Bitcoin Blockchain until the next scheduled adjustment in difficulty for block solutions) and make the Bitcoin Network more vulnerable to a malicious actor obtaining control in excess of fifty (50) percent of the aggregate hashrate on the Bitcoin Network. Periodically, the Bitcoin Network has adjusted the difficulty for block solutions so that solution speeds remain in the vicinity of the expected ten (10) minute confirmation time targeted by the Bitcoin Network protocol. The Company believes that from time to time there will be further considerations and adjustments to the Bitcoin Network regarding the difficulty for block solutions. More significant reductions in aggregate hashrate on the Bitcoin Network could result in material, though temporary, delays in block solution confirmation time. Any reduction in confidence in the confirmation process or aggregate hashrate of the Bitcoin Network may negatively impact the value of bitcoin, which will adversely impact an investment in us.

To the extent that the profit margins of Bitcoin mining operations are not high, operators of Bitcoin mining operations are more likely to immediately sell bitcoins earned by mining in the Bitcoin Exchange Market, resulting in a reduction in the price of bitcoins that could adversely impact an investment in us.

Over the past two years, Bitcoin Network mining operations have evolved from individual users mining with computer processors, graphics processing units and first-generation ASIC servers. Currently, new processing power brought onto the Bitcoin Network is predominantly added by incorporated and unincorporated “professionalized” mining operations. Professionalized mining operations may use proprietary hardware or sophisticated ASIC machines acquired from ASIC manufacturers. They require the investment of significant capital for the acquisition of this hardware, the leasing of operating space (often in data centers or warehousing facilities), incurring of electricity costs and the employment of technicians to operate the mining farms. As a result, professionalized mining operations are of a greater scale than prior Bitcoin Network miners and have more defined, regular expenses and liabilities. These regular expenses and liabilities require professionalized mining operations to more immediately sell bitcoins earned from mining operations on a Bitcoin Exchange Market, whereas it is believed that individual miners in past years were more likely to hold newly mined bitcoins for more extended periods. The immediate selling of newly mined bitcoins greatly increases the supply of bitcoins on the Bitcoin Exchange Markets, creating downward pressure on the price of bitcoins.

The extent to which the value of bitcoin mined by a professionalized mining operation exceeds the allocable capital and operating costs determines the profit margin of such operation. A professionalized mining operation may be more likely to sell a higher percentage of its newly mined bitcoin rapidly if it is operating at a low profit margin—and it may partially or completely cease operations if its profit margin is negative. In a low profit margin environment, a higher percentage could be sold into the Bitcoin Exchange Market more rapidly, thereby potentially reducing bitcoin prices. Lower bitcoin prices could result in further tightening of profit margins, particularly for professionalized mining operations with higher costs and more limited capital reserves, creating a negative effect that may further reduce the price of bitcoin until mining operations with higher operating costs become unprofitable and remove mining power from the Bitcoin Network. The network effect of reduced profit margins resulting in greater sales of newly mined bitcoin could result in a reduction in the price of bitcoin that could adversely impact an investment in us.

To the extent that any miners cease to record transactions in solved blocks, transactions that do not include the payment of a transaction fee will not be recorded on the Bitcoin Blockchain until a block is solved by a miner who does not require the payment of transaction fees. Any widespread delays in the recording of transactions could result in a loss of confidence in the Bitcoin Network, which could adversely impact an investment in us.

To the extent that any miners cease to record transaction in solved blocks, such transactions will not be recorded on the Blockchain. Currently, there are no known incentives for miners to elect to exclude the recording of transactions in solved blocks; however, to the extent that any such incentives arise (e.g., a collective movement among miners or one or more mining pools forcing bitcoin users to pay transaction fees as a substitute for or in addition to the award of new bitcoins upon the solving of a block), actions of miners solving a significant number of blocks could delay the recording and confirmation of transactions on the Bitcoin Blockchain. Any systemic delays in the recording and confirmation of transactions on its blockchain could result in greater exposure to double-spending transactions and a loss of confidence in the Bitcoin Network, which could adversely impact an investment in us.

14

The acceptance of Bitcoin Network software patches or upgrades by a significant, but not overwhelming, percentage of the users and miners in the Bitcoin Network could result in a “fork” in its blockchain, resulting in the operation of two separate networks until such time as the forked blockchains are merged. The temporary or permanent existence of forked Bitcoin blockchains could adversely impact an investment in us.

Bitcoin is an open source project and, although there is an influential group of leaders in the Bitcoin Network community including the Core Developers, there is no official developer or group of developers that formally controls the Bitcoin Network. Any individual can download the Bitcoin Network software and make any desired modifications, which are proposed to users and miners on the Bitcoin Network through software downloads and upgrades, typically posted to the bitcoin development forum on GitHub.com. A substantial majority of miners and bitcoin users must consent to those software modifications by downloading the altered software or upgrade that implements the changes; otherwise, the changes do not become a part of the Bitcoin Network. Since the Bitcoin Network’s inception, changes to the Bitcoin Network have been accepted by the vast majority of users and miners, ensuring that the Bitcoin Network remains a coherent economic system; however, a developer or group of developers could potentially propose a modification to the Bitcoin Network that is not accepted by a vast majority of miners and users, but that is nonetheless accepted by a substantial population of participants in the Bitcoin Network. In such a case, and if the modification is material and/or not backwards compatible with the prior version of Bitcoin Network software, a fork in the blockchain could develop and two separate Bitcoin Networks could result, one running the pre-modification software program and the other running the modified version (i.e., a second “Bitcoin” network). Such a fork in its blockchain typically would be addressed by community-led efforts to merge the forked blockchains, and several prior forks have been so merged. This kind of split in the Bitcoin Network could materially and adversely impact an investment in us and, in the worst-case scenario, harm the sustainability of the Bitcoin Network’s economy.

Intellectual property rights claims may adversely affect the operation of the Bitcoin Network.

Third parties may assert intellectual property claims relating to the holding and transfer of digital assets and their source code. Regardless of the merit of any intellectual property or other legal action, any threatened action that reduces confidence in the Bitcoin Network’s long-term viability or the ability of end-users to hold and transfer bitcoins may adversely affect an investment in us. Additionally, a meritorious intellectual property claim could prevent us and other end-users from accessing the Bitcoin Network or holding or transferring their bitcoins. As a result, any intellectual property claims against us or other large Bitcoin Network participants could adversely affect an investment in us.

The Bitcoin Exchanges on which bitcoins trade are relatively new and, in most cases, largely unregulated and may therefore be more exposed to fraud and failure than established, regulated exchanges for other assets. In the event the Bitcoin Exchanges representing a substantial portion of the volume in bitcoin trading are involved in fraud or experience security failures or other operational issues, such Bitcoin Exchanges’ failures may result in a reduction in the price of bitcoin and can adversely affect an investment in us.

The Bitcoin Exchanges on which the bitcoins trade are new and, in most cases, largely unregulated. Furthermore, many Bitcoin Exchanges (including several of the most prominent US Dollar Denominated Bitcoin Exchanges) do not provide the public with significant information regarding their ownership structure, management teams, corporate practices or regulatory compliance. As a result, the marketplace may lose confidence in, or may experience problems relating to, Bitcoin Exchanges, including prominent exchanges handling a significant portion of the volume of bitcoin trading.

Over the past four (4) years, a number of Bitcoin Exchanges have been closed due to fraud, failure or security breaches. In many of these instances, the customers of such Bitcoin Exchanges were not compensated or made whole for the partial or complete losses of their account balances in such Bitcoin Exchanges. While smaller Bitcoin Exchanges are less likely to have the infrastructure and capitalization that make larger Bitcoin Exchanges more stable, larger Bitcoin Exchanges are more likely to be appealing targets for hackers and “malware” (i.e., software used or programmed by attackers to disrupt computer operation, gather sensitive information or gain access to private computer systems). Furthermore, the collapse of the largest Bitcoin Exchange in 2014 suggests that the failure of one component of the overall Bitcoin ecosystem can have consequences for both users of a Bitcoin Exchange and the Bitcoin industry as a whole.

A lack of stability in the Bitcoin Exchange Market and the closure or temporary shutdown of Bitcoin Exchanges due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in the Bitcoin Network and result in greater volatility in bitcoin value. These potential consequences of a Bitcoin Exchange’s failure could adversely affect an investment in us.

15

Political or economic crises may motivate large-scale sales of bitcoins, which could result in a reduction in Bitcoin value and adversely affect an investment in us.

As an alternative to fiat currencies that are backed by central governments, digital assets such as bitcoins, which are relatively new, are subject to supply and demand forces based upon the desirability of an alternative, decentralized means of buying and selling goods and services, and it is unclear how such supply and demand will be impacted by geopolitical events. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of bitcoins either globally or locally. Large-scale sales of bitcoins would result in a reduction in bitcoin value and could adversely affect an investment in us.

Demand for bitcoin is driven, in part, by its status as the most prominent and secure digital asset. It is possible that a digital asset other than bitcoin could have features that make it more desirable to a material portion of the digital asset user base, resulting in a reduction in demand for bitcoins, which could have a negative impact on the price of bitcoins and adversely affect an investment in us.

The Bitcoin Network and bitcoins, as an asset, hold a “first-to-market” advantage over other digital assets. This first-to-market advantage is driven in large part by having the largest user base and, more importantly, the largest combined mining power in use to secure the Bitcoin Blockchain and transaction verification system. Having a large mining network results in greater user confidence regarding the security and long-term stability of a digital asset’s network and its blockchain; as a result, the advantage of more users and miners makes a digital asset more secure, which makes it more attractive to new users and miners, resulting in a network effect that strengthens the first-to-market advantage.

As of January 14, 2018, there were over one thousand, four hundred (1,400) alternate digital assets (or altcoins) tracked by CoinMarketCap, having a total market capitalization (including the market capitalization of bitcoin) of approximately $700 billion, using market prices and total available supply of each digital asset. These included altcoins using a “proof of work” mining structure similar to Bitcoin, and those using a “proof of stake” transaction verification system that is different than Bitcoin’s mining system (e.g., Peercoin, Bitshares and NXT). As of January 14, 2018, Bitcoin’s $229 billion market capitalization was over two (2) times the size of the $128 billion market cap of Ether, the second largest proof-of-work digital asset. Despite the marked first-mover advantage of the Bitcoin Network over other digital assets, it is possible that another digital asset could become materially popular due to either a perceived or exposed shortcoming of the Bitcoin Network protocol that is not immediately addressed by the Bitcoin contributor community or a perceived advantage of an altcoin that includes features not incorporated into Bitcoin. If a digital asset obtains significant market share (either in market capitalization, mining power or use as a payment technology), this could reduce Bitcoin’s market share as well as other digital assets we may become involved in and have a negative impact on the demand for, and price of, such digital assets and could adversely affect an investment in us.

Our ability to adopt technology in response to changing security needs or trends poses a challenge to the safekeeping of our bitcoins.

The history of the Bitcoin Exchange Market has shown that Bitcoin Exchanges and large holders of bitcoins must adapt to technological change in order to secure and safeguard their bitcoins. We will rely on Bitgo Inc.’s multi-signature enterprise storage solution to safeguard our bitcoins from theft, loss, destruction or other issues relating to hackers and technological attack. We believe that it may become a more appealing target of security threats as the size of our bitcoin holdings grow. To the extent that either Bitgo Inc. or we are unable to identify and mitigate or stop new security threats, our bitcoins may be subject to theft, loss, destruction or other attack, which could adversely affect an investment in us.

Security threats to us could result in, a loss of Company’s bitcoins, or damage to the reputation and our brand, each of which could adversely affect an investment in us.

Security breaches, computer malware and computer hacking attacks have been a prevalent concern in the Bitcoin Exchange Market since the launch of the Bitcoin Network. Any security breach caused by hacking, which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, and the inadvertent transmission of computer viruses, could harm our business operations or result in loss of our bitcoins. Any breach of our infrastructure could result in damage to our reputation which could adversely affect an investment in us. Furthermore, we believe that, as our assets grow, it may become a more appealing target for security threats such as hackers and malware.

We will primarily rely on Bitgo Inc.’s multi-signature enterprise storage solution to safeguard our bitcoins from theft, loss, destruction or other issues relating to hackers and technological attack. Nevertheless, Bitgo Inc.’s security system may not be impenetrable and may not be free from defect or immune to acts of God, and any loss due to a security breach, software defect or act of God will be borne by us. Our bitcoins will also be stored with exchanges such as Coinbase and others prior to selling them.

16

The security system and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of ours, or otherwise, and, as a result, an unauthorized party may obtain access to our, private keys, data, or bitcoins. Additionally, outside parties may attempt to fraudulently induce employees of ours to disclose sensitive information in order to gain access to our infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, we may be unable to anticipate these techniques or implement adequate preventative measures. If an actual or perceived breach of our security system occurs, the market perception of the effectiveness of our security system could be harmed, which could adversely affect an investment in us.

In the event of a security breach, we may be forced to cease operations, or suffer a reduction in assets, the occurrence of each of which could adversely affect an investment in us.

A loss of confidence in our security system, or a breach of our security system, may adversely affect us and the value of an investment in us.

We will take measures to protect us and our bitcoins from unauthorized access, damage or theft; however, it is possible that the security system may not prevent the improper access to, or damage or theft of our bitcoins. A security breach could harm our reputation or result in the loss of some or all of our bitcoins. A resulting perception that our measures do not adequately protect our bitcoins could result in a loss of current or potential shareholders, reducing demand for our Common Stock and causing our shares to decrease in value.

Bitcoin transactions are irrevocable and stolen or incorrectly transferred bitcoins may be irretrievable. As a result, any incorrectly executed Bitcoin transactions could adversely affect an investment in us.

Bitcoin transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the transaction or, in theory, control or consent of a majority of the processing power on the Bitcoin Network. Once a transaction has been verified and recorded in a block that is added to its blockchain, an incorrect transfer of bitcoins or theft of bitcoins generally will not be reversible, and we may not be capable of seeking compensation for any such transfer or theft. Although our transfers of bitcoins will regularly be made to or from vendors, consultants, services providers, etc. it is possible that, through computer or human error, or through theft or criminal action, our bitcoins could be transferred from us in incorrect amounts or to unauthorized third parties. To the extent that we are unable to seek a corrective transaction with such third party or are incapable of identifying the third party which has received our bitcoins through error or theft, we will be unable to revert or otherwise recover incorrectly transferred Company bitcoins. To the extent that we are unable to seek redress for such error or theft, such loss could adversely affect an investment in us.

Our bitcoins may be subject to loss, damage, theft or restriction on access.

There is a risk that part or all of our bitcoins could be lost, stolen or destroyed. We believe that our bitcoins will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal our bitcoins. Although we will primarily utilize Bitgo Inc.’s enterprise multi-signature storage solution, to minimize the risk of loss, damage and theft, we cannot guarantee that it will prevent such loss, damage or theft, whether caused intentionally, accidentally or by act of God. Access to our bitcoins could also be restricted by natural events (such as an earthquake or flood) or human actions (such as a terrorist attack). Any of these events may adversely affect our operations and consequently, an investment in us.

The limited rights of legal recourse against us, and our lack of insurance protection expose us and our shareholders to the risk of loss of our bitcoins for which no person is liable.

The bitcoins held by us are not insured. Therefore, a loss may be suffered with respect to our bitcoin which is not covered by insurance and for which no person is liable in damages which could adversely affect our operations and consequently, an investment in us.

We may not have adequate sources of recovery if our bitcoins are lost, stolen or destroyed.

If our bitcoins are lost, stolen or destroyed under circumstances rendering a party liable to us, the responsible party may not have the financial resources sufficient to satisfy our claim. For example, as to a particular event of loss, the only source of recovery for us might be limited, to the extent identifiable, other responsible third parties (e.g., a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of ours.

17

The sale of our bitcoins to pay expenses at a time of low bitcoin prices could adversely affect an investment in us.

We may sell bitcoins to pay expenses on an as-needed basis, irrespective of then-current bitcoin prices. Consequently, our bitcoins may be sold at a time when the bitcoin prices on the Bitcoin Exchange Market are low, which could adversely affect an investment in us.

Intellectual property rights claims may adversely affect an investment in us.

We are not aware of any intellectual property claims that may prevent us from operating and holding bitcoins; however, third parties may assert intellectual property claims relating to the operation of us and the mechanics instituted for the investment in, holding of and transfer of bitcoins. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be extremely expensive and be borne by us through the sale of our bitcoins. Additionally, a meritorious intellectual property claim could prevent us from operating and force us to liquidate our bitcoins. As a result, an intellectual property claim against us could adversely affect an investment in us.

Risks Related to Our Transaction Verification Business

The loss or destruction of a private key required to access a bitcoin wallet may be irreversible. Our loss of access to our private keys or a data loss relating to our Company’s bitcoins could adversely affect an investment in our Company.

Bitcoins are controllable only by the possessor of both the unique public key and private key relating to the local or online digital wallet in which the bitcoins are held. We are required by the operation of the Bitcoin Network to publish the public key relating to a digital wallet in use by us when it first verifies a spending transaction from that digital wallet and disseminates such information into the Bitcoin Network. We will safeguard and protect the private keys relating to our bitcoins by primarily utilizing Bitgo Inc.’s enterprise multi-signature storage solution; to the extent a private key is lost, destroyed or otherwise compromised and no backup of the private key is accessible, we will be unable to access the bitcoins held by it and the private key will not be capable of being restored by the Bitcoin Network. Any loss of private keys relating to digital wallets used to store our bitcoins could adversely affect an investment in us.

If the award of bitcoins for solving blocks and transaction fees for recording transactions are not sufficiently high to cover expenses related to running data center operations it may have adverse effects on an investment in us.

If the award of new bitcoins for solving blocks declines and transaction fees are not sufficiently high, our operating expenses may outweigh our revenues for mining bitcoins, which may adversely impact an investment in us.

As the number of bitcoins awarded for solving a block in its blockchain decreases, the incentive for miners to continue to contribute processing power to the Bitcoin Network will transition from a set reward to transaction fees. Either the requirement from miners of higher transaction fees in exchange for recording transactions in the blockchain or a software upgrade that automatically charges fees for all transactions may decrease demand for bitcoins and prevent the expansion of the Bitcoin Network to retail merchants and commercial businesses, resulting in a reduction in the price of bitcoins that could adversely impact an investment in us.

In order to incentivize miners to continue to contribute processing power to the Bitcoin Network, the Bitcoin Network may either formally or informally transition from a set reward to transaction fees earned upon solving for a block. This transition could be accomplished either by miners independently electing to record in the blocks they solve only those transactions that include payment of a transaction fee or by the Bitcoin Network adopting software upgrades that require the payment of a minimum transaction fee for all transactions. If transaction fees paid for Bitcoin transactions become too high, the marketplace may be reluctant to accept bitcoins as a means of payment and existing users may be motivated to switch from bitcoin to another digital asset or back to fiat currency. Decreased use and demand for bitcoins may adversely affect their value and may adversely impact an investment in us.

Government Regulation

Regulatory changes or actions may restrict the use of bitcoins or the operation of the Bitcoin Network in a manner that adversely affects an investment in us.

Until recently, little or no regulatory attention has been directed toward bitcoin and the Bitcoin Network by U.S. federal and state governments, foreign governments and self-regulatory agencies. As bitcoin has grown in popularity and in market size, the Federal Reserve Board, U.S. Congress and certain U.S. agencies (e.g., the CFTC, SEC. FinCEN and the Federal Bureau of Investigation) have begun to examine the operations of the Bitcoin Network, Bitcoin users and the Bitcoin Exchange Market.

18

On July 25, 2017, the SEC issued a Report of Investigation or Report which concluded that digital assets or tokens issued for the purpose of raising funds may be securities within the meaning of the federal securities laws. The Report focused on the activities of Ether which is the second largest reported digital currency. The Report emphasized that whether a digital asset is a security is based on the facts and circumstances. Although the Company’s activities are not focused on raising capital or assisting others that do so, the federal securities laws are very broad, and there can be no assurances that the SEC will not take enforcement action against the Company in the future. The SEC has taken various actions against persons or entities misusing bitcoin in connection with fraudulent schemes (i.e., Ponzi scheme), inaccurate and inadequate publicly disseminated information, and the offering of unregistered securities. The CFTC has determined that bitcoin and other virtual currencies are commodities and the sale of derivatives based on digital currencies must be done in accordance with the provisions of the CEA and CFTC regulations. Also, of significance, is that the CFTC appears to have taken the position that bitcoin is not encompassed by the definition of currency under the CEA and CFTC regulations. The CFTC defined bitcoin and other “virtual currencies” as “a digital representation of value that functions as a medium of exchange, a unit of account, and/or a store of value, but does not have legal tender status in any jurisdiction. Bitcoin and other virtual currencies are distinct from ‘real’ currencies, which are the coin and paper money of the United States or another country that are designated as legal tender, circulate, and are customarily used and accepted as a medium of exchange in the country of issuance.” To the extent that bitcoin itself is determined to be a security, commodity, future, or other regulated asset, or to the extent that a US or foreign government or quasi-governmental agency exerts regulatory authority over the Bitcoin Network or bitcoin trading and ownership, trading or ownership in bitcoin or an investment in us may be adversely affected.

The CFTC affirmed its approach to the regulation of bitcoin and bitcoin-related enterprises on June 2, 2016, when the CFTC settled charges against Bitfinex, a Bitcoin Exchange based in Hong Kong. In its Order, the CFTC found that Bitfinex engaged in “illegal, off-exchange commodity transactions and failed to register as a futures commission merchant” when it facilitated borrowing transactions among its users to permit the trading of bitcoin on a “leveraged, margined or financed basis” without first registering with the CFTC.

Local state regulators such as the NYSDFS have also initiated examinations of bitcoin, the Bitcoin Network and the regulation thereof. In July 2014, the NYSDFS proposed the first US regulatory framework for licensing participants in “virtual currency business activity.” The proposed regulations, known as the “BitLicense,” are intended to focus on consumer protection and, after the closure of an initial comment period that yielded 3,746 formal public comments and a re-proposal, the NYSDFS issued its final “BitLicense” regulatory framework in June 2015. The “BitLicense” regulates the conduct of businesses that are involved in “virtual currencies” in New York or with New York customers and prohibits any person or entity involved in such activity to conduct activities without a license.

Additionally, a U.S. federal magistrate judge in the U.S. District Court for the Eastern District of Texas has ruled that “Bitcoin is a currency or form of money,” a Florida circuit court judge determined that bitcoin did not qualify as money or “tangible wealth,” and an opinion from the U.S. District Court for the Northern District of Illinois identified Bitcoin as “virtual currency.” Additionally, two CFTC commissioners publicly expressed a belief that derivatives based on bitcoin are subject to the same regulation as those based on commodities, and the IRS released guidance treating bitcoin as property that is not currency for U.S. federal income tax purposes. Taxing authorities of a number of U.S. states have also issued their own guidance regarding the tax treatment of bitcoin for state income or sales tax purposes. On June 28, 2014, the Governor of the State of California signed into law a bill that removed state-level prohibitions on the use of alternative forms of currency or value (including bitcoin). The bill indirectly authorizes bitcoin’s use as an alternative form of money in the state. In February 2015, a bill was introduced in the California State Assembly to establish a licensing regime for businesses engaging in “virtual currencies.” In September 2015, the bill was ordered to become an inactive file and as of the date of this registration statement there hasn’t been further consideration by the California State Assembly. As of August 2016, the bill was withdrawn from consideration for vote for the remainder of the year. There is a possibility of future regulatory change altering, perhaps to a material extent, the nature of an investment in us or the ability of us to continue our operations.

Bitcoin currently faces an uncertain regulatory landscape in not only the United States but also in many foreign jurisdictions such as the European Union, China and Russia. While certain governments such as Germany, where the Ministry of Finance has declared bitcoin to be “Rechnungseinheiten” (a form of private money that is recognized as a unit of account, but not recognized in the same manner as fiat currency), have issued guidance as to how to treat bitcoin, most regulatory bodies have not yet issued official statements regarding intention to regulate or determinations on regulation of bitcoin, the Bitcoin Network and Bitcoin users.

19

Among those for which preliminary guidance has been issued in some form, Canada and Taiwan have labeled bitcoin as a digital or virtual currency, distinct from fiat currency, while Sweden and Norway are among those to categorize bitcoin as a form of virtual asset or commodity. In Australia, a GST (similar to the European value added tax (“VAT”)) is currently applied to Bitcoin, forcing a ten (10) percent markup on top of market price, essentially preventing the operation of any Bitcoin exchange. This may be undergoing a change, however, since the Senate Economics References Committee and the Productivity Commission recommended that digital currency be treated as money for GST purposes to remove the double taxation. The United Kingdom determined that the VAT will not apply to Bitcoin sales. In China, a recent government notice classified bitcoin as legal and “virtual commodities;” however, the same notice restricted the banking and payment industries from using bitcoin, creating uncertainty and limiting the ability of Bitcoin Exchanges to operate in the then-second largest bitcoin market. In January 2016, the People’s Bank of China, China’s central bank, disclosed that it has been studying a state-backed electronic monetary system and potentially had plans for its own state-backed electronic money. In January 2017, the People’s Bank of China announced that it had found several violations, including margin financing and a failure to impose anti-money laundering controls, after on-site inspections of two China-based Bitcoin Exchanges. In response to the Chinese regulator’s oversight, the three largest China-based Bitcoin Exchanges, OKCoin, Huobi, and BTC China, started charging trading commission fees to suppress speculative trading and prevent price swings which resulted in a significant drop in volume on these exchanges. Since December 2013, China, Iceland, Vietnam and Russia have taken a more restrictive stance toward bitcoin and, thereby, have reduced the rate of expansion of bitcoin use in each country. In May 2014, the Central Bank of Bolivia banned the use of bitcoin as a means of payment. In the summer and fall of 2014, Ecuador announced plans for its own state-backed electronic money, while passing legislation that prohibits the use of decentralized digital assets such as bitcoin. In July 2016, economists at the Bank of England advocated that central banks issue their own digital currency, and the House of Lords and Bank of England started discussing the feasibility of creating a national virtual currency, the BritCoin. As of July 2016, Iceland was studying how to create a system in which all money is created by a central bank, and Canada was beginning to experiment with a digital version of its currency called CAD-COIN, intended to be used exclusively for interbank payments. In July 2016, the Russian Ministry of Finance indicated it supports a proposed law that bans bitcoin domestically but allows for its use as a foreign currency. Conversely, regulatory bodies in some countries such as India and Switzerland have declined to exercise regulatory authority when afforded the opportunity. In April 2015, the Japanese Cabinet approved proposed legal changes that would reportedly treat bitcoin and other digital assets as included in the definition of currency. These regulations would, among other things, require market participants, including exchanges, to meet certain compliance requirements and be subject to oversight by the Financial Services Agency, a Japanese regulator. These changes were approved by the Japanese Diet in May 2016 and are expected to be effective beginning in 2017. In July 2016, the European Commission released a draft directive that proposed applying counter-terrorism and anti-money laundering regulations to virtual currencies, and in September 2016, the European Banking authority advised the European Commission to institute new regulation specific to virtual currencies, with amendments to existing regulation as a stopgap measure. Various foreign jurisdictions may, in the near future, adopt laws, regulations or directives that affect the Bitcoin Network and its users, particularly Bitcoin Exchanges and service providers that fall within such jurisdictions’ regulatory scope. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of bitcoin by users, merchants and service providers outside of the United States and may therefore impede the growth of the Bitcoin economy.

The effect of any future regulatory change on us, bitcoins, or other digital assets is impossible to predict, but such change could be substantial and adverse to us and could adversely affect an investment in us.

It may be illegal now, or in the future, to acquire, own, hold, sell or use bitcoins in one or more countries, and ownership of, holding or trading in our Company’s securities may also be considered illegal and subject to sanction.

Although bitcoin currently is not regulated, or are lightly regulated in most countries, including the United States, one or more countries such as China and Russia may take regulatory actions in the future that severely restricts the right to acquire, own, hold, sell or use bitcoins or to exchange bitcoins for fiat currency. Such an action may also result in the restriction of ownership, holding or trading in our securities. Such restrictions may adversely affect an investment in us.

If regulatory changes or interpretations of our activities require our registration as a MSB under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, we may be required to register and comply with such regulations. If regulatory changes or interpretations of our activities require the licensing or other registration of us as a money transmitter (or equivalent designation) under state law in any state in which we operate, we may be required to seek licensure or otherwise register and comply with such state law. In the event of any such requirement, to the extent the Company decides to continue, the required registrations, licensure and regulatory compliance steps may result in extraordinary, non-recurring expenses to us. We may also decide to cease the Company’s operations. Any termination of certain Company operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to investors.

To the extent that the activities of the Company cause it to be deemed a MSB under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, the Company may be required to comply with FinCEN regulations, including those that would mandate the Company to implement anti-money laundering programs, make certain reports to FinCEN, and maintain certain records.

20

To the extent that the activities of the Company cause it to be deemed a “money transmitter” (or equivalent designation) under state law in any state in which the Company operates, the Company may be required to seek a license or otherwise register with a state regulator and comply with state regulations that may include the implementation of anti-money laundering programs, maintenance of certain records and other operational requirements. Currently, the NYSDFS has finalized its “BitLicense” framework for businesses that conduct “virtual currency business activity,” the Conference of State Bank Supervisors has proposed a model form of state level “virtual currency” regulation and additional state regulators including those from California, Idaho, Virginia, Kansas, Texas, South Dakota and Washington have made public statements indicating that virtual currency businesses may be required to seek licenses as money transmitters. In July 2016, North Carolina updated the law to define “virtual currency” and the activities that trigger licensure in a business-friendly approach that encourages companies to use virtual currency and blockchain technology. Specifically, the North Carolina law does not require miners or software providers to obtain a license for multi-signature software, smart contract platforms, smart property, colored coins and non-hosted, non-custodial wallets. Starting January 1, 2016, New Hampshire requires anyone exchanges a digital currency for another currency must become a licensed and bonded money transmitter. In numerous other states, including Connecticut and New Jersey, legislation is being proposed or has been introduced regarding the treatment of bitcoin and other digital assets. The Company will continue to monitor for developments in such legislation, guidance or regulations.

Such additional federal or state regulatory obligations may cause the Company to incur extraordinary expenses, possibly affecting an investment in the Shares in a material and adverse manner. Furthermore, the Company and its service providers may not be capable of complying with certain federal or state regulatory obligations applicable to MSBs and MTs. If the Company is deemed to be subject to and determines not to comply with such additional regulatory and registration requirements, we may act to dissolve and liquidate the Company. Any such action may adversely affect an investment in us.

Current interpretations require the regulation of bitcoins under the CEA by the CFTC, we may be required to register and comply with such regulations. To the extent that we decide to continue operations, the required registrations and regulatory compliance steps may result in extraordinary, non-recurring expenses to us. We may also decide to cease certain operations. Any disruption of our operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to investors.

Current and future legislation, CFTC and other regulatory developments, including interpretations released by a regulatory authority, may impact the manner in which bitcoins are treated for classification and clearing purposes. In particular, bitcoin derivatives are not excluded from the definition of “commodity future” by the CFTC. We cannot be certain as to how future regulatory developments will impact the treatment of bitcoins under the law.

Bitcoins have been deemed to fall within the definition of a commodity and we may be required to register and comply with additional regulation under the CEA, including additional periodic report and disclosure standards and requirements. Moreover, we may be required to register as a commodity pool operator and to register us as a commodity pool with the CFTC through the National Futures Association. Such additional registrations may result in extraordinary, non-recurring expenses, thereby materially and adversely impacting an investment in us. If we determine not to comply with such additional regulatory and registration requirements, we may seek to cease certain of our operations. Any such action may adversely affect an investment in us. No CFTC orders or rulings are applicable to our business.

If regulatory changes or interpretations require the regulation of bitcoins under the Securities Act and Investment Company Act by the SEC, we may be required to register and comply with such regulations. To the extent that we decide to continue operations, the required registrations and regulatory compliance steps may result in extraordinary, non-recurring expenses to us. We may also decide to cease certain operations. Any disruption of our operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to investors.

Current and future legislation and SEC rulemaking and other regulatory developments, including interpretations released by a regulatory authority, may impact the manner in which bitcoins are treated for classification and clearing purposes. In particular, bitcoins may not be excluded from the definition of “security” by SEC rulemaking or interpretation. As of the date of this Offering Circular, we are not aware of any rules or interpretations that have been proposed to regulate bitcoins as securities. We cannot be certain as to how future regulatory developments will impact the treatment of bitcoins under the law. Such additional registrations may result in extraordinary, non-recurring expenses, thereby materially and adversely impacting an investment in us. If we determine not to comply with such additional regulatory and registration requirements, we may seek to cease certain of our operations. Any such action may adversely affect an investment in us.

21

To the extent that bitcoins are deemed by the SEC to fall within the definition of a security, we may be required to register and comply with additional regulation under the Investment Company Act, including additional periodic reporting and disclosure standards and requirements and the registration of our Company as an investment company. Additionally, one or more states may conclude bitcoins are a security under state securities laws which would require registration under state laws including merit review laws which would adversely impact us since we would likely not comply. Such additional registrations may result in extraordinary, non-recurring expenses of our Company, thereby materially and adversely impacting an investment in our Company. If we determine not to comply with such additional regulatory and registration requirements, we may seek to cease all or certain parts of our operations. Any such action may adversely affect an investment in us.

If federal or state legislatures or agencies initiate or release tax determinations that change the classification of bitcoins as property for tax purposes (in the context of when such bitcoins are held as an investment), such determination could have a negative tax consequence on our Company or our shareholders.

Current IRS guidance indicates that digital assets such as bitcoins should be treated and taxed as property, and that transactions involving the payment of bitcoins for goods and services should be treated as barter transactions. While this treatment creates a potential tax reporting requirement for any circumstance where the ownership of a bitcoin passes from one person to another, usually by means of bitcoin transactions (including off-blockchain transactions), it preserves the right to apply capital gains treatment to those transactions which may have adversely affect an investment in our Company.

On December 5, 2014, the New York State Department of Taxation and Finance issued guidance regarding the application of state tax law to digital assets such as bitcoins. The agency determined that New York State would follow IRS guidance with respect to the treatment of digital assets such as bitcoins for state income tax purposes. Furthermore, they defined digital assets such as bitcoin to be a form of “intangible property,” meaning the purchase and sale of bitcoins for fiat currency is not subject to state income tax (although transactions of bitcoin for other goods and services maybe subject to sales tax under barter transaction treatment). It is unclear if other states will follow the guidance of the IRS and the New York State Department of Taxation and Finance with respect to the treatment of digital assets such as bitcoins for income tax and sales tax purposes. If a state adopts a different treatment, such treatment may have negative consequences including the imposition of greater a greater tax burden on investors in bitcoin or imposing a greater cost on the acquisition and disposition of bitcoins, generally; in either case potentially having a negative effect on prices in the Bitcoin Exchange Market and may adversely affect an investment in our Company.

Foreign jurisdictions may also elect to treat digital assets such as bitcoins differently for tax purposes than the IRS or the New York State Department of Taxation and Finance. To the extent that a foreign jurisdiction with a significant share of the market of bitcoin users imposes onerous tax burdens on bitcoin users, or imposes sales or value added tax on purchases and sales of bitcoins for fiat currency, such actions could result in decreased demand for bitcoins in such jurisdiction, which could impact the price of bitcoins and negatively impact an investment in our Company.

In addition, we cannot provide any assurance that such federal and state enforcement policies may deviate from the current policies in effect or in the future. See the “Risk Factors” and “Description of Business - Government Regulation” sections of this Offering Circular for more information.

22

Statements Regarding Forward-looking Statements

______

This Disclosure Statement contains various “forward-looking statements.” You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors.”

23

USE OF PROCEEDS

If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses of $2,000,000) will be $19,600,000. We will use these net proceeds for the following.

If 25% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Cryptocurrency mining equipment. $1,800,000
				Cryptocurrency server colocation facility $750,000
				Cryptocurrency trading portfolio $675,000
				Consulting expense related to business $180,000
				Legal expenses related to business $135,000
				Travel and entertainment expenses $90,000
				Working capital $720,000
				Hire staff to manage facility: $150,000
25.00%	$5,000,000	$500,000	$4,500,000

24

If 50% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Cryptocurrency mining equipment. $3,150,000
				Cryptocurrency server colocation facility $1,125,000
				Cryptocurrency trading portfolio $900,000
				Cryptocurrency ATM's: $900,000
				Legal expenses related to business $450,000
				Hire staff to manage facility. $360,000
				Consulting expense related to business $180,000
				Consulting expense related to business $180,000
				Working capital $1,800,000
50.00%	$10,000,000	$1,000,000	$9,000,000

25

If 75% of the Shared offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Cryptocurrency mining equipment. $4,500,000
				Cryptocurrency ATM's: $1,350,000
				Cryptocurrency trading portfolio $1,125,000
				Cryptocurrency server colocation facility $1,350,000
				Staff to manage facility. $675,000
				Legal expenses related to business $675,000
				Consulting expense related to business $225,000
				Travel and entertainment expenses $225,000
				Working capital $3,375,000
75.00%	$15,000,000	$1,500,000	$13,500,000

26

If 100% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Cryptocurrency mining equipment. $5,400,000
				Cryptocurrency ATM's: $1,575,000
				Cryptocurrency trading portfolio $1,350,000
				Cryptocurrency server colocation facility $1,530,000
				Staff to manage facility. $900,000
				Legal expenses related to business $810,000
				Travel and entertainment expenses $450,000
				Consulting expense related to business $360,000
				Working capital $5,650,000
100.00%	$20,000,000	$2,000,000	$18,000,000

The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

As indicated in the table above, if we sell only 75%, or 50%, or 25% of the shares offered for sale in this offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion, leaving us with the working capital reserve indicated.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

27

DILUTION

______

If you purchase shares in this offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this offering and the net tangible book value per share of our Common Stock after this offering.

Our historical net tangible book value as of February 28, 2018 was $89,483 or $(0.0002) per then-outstanding share of our Common Stock. Historical net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this offering (after deducting estimated offering expenses of $2,000,000, $1,500,000, $1,000,000 and $500,000, respectively):

Percentage of shares offered that are sold	100%	75%	50%	25%

Price to the public charged for each share in this offering	$0.005	$0.005	$0.005	$0.005

Historical net tangible book value per share as of February 28, 2018 (1) ($)	0.0002	0.0002	0.0002	0.0002

Increase in net tangible book value per share attributable to new investors in this offering (2) ($)	0.0038	0.0027	0.0035	0.0029

Net tangible book value per share, after this offering ($)	0.0040	0.0039	0.0037	0.0031

Dilution per share to new investors ($)	0.0010	0.0011	0.0013	0.0019

(1)	Based on net tangible book value as of February 28, 2018 of $89,483 and 487,693,986 outstanding shares of Common stock

(2)	After deducting estimated offering expenses of $500,000, $1,000,000, $1,500,000 and $2,000,000, respectively.

28

DISTRIBUTION

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

Pricing of the Offering

Prior to the Offering, there has been a limited public market for the Offered Shares. The initial public offering price was determined by negotiation between us and the Underwriter. The principal factors considered in determining the initial public offering price include:

•	the information set forth in this Offering Circular and otherwise available;

•	our history and prospects and the history of and prospects for the industry in which we compete;

•	our past and present financial performance;

•	our prospects for future earnings and the present state of our development;

•	the general condition of the securities markets at the time of this Offering;

•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

•	other factors deemed relevant by us.

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 1, Regulation A Offering, most investors must comply with the 10% limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Offered Shares (please see below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $5,000,000;

29

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Offered Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares; or

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Offering Period and Expiration Date

This Offering will start on or after the Qualification Date and will terminate on twelve months from the day the Offering is qualified or the date on which the maximum offering amount is sold (such earlier date, the “Termination Date”).

Procedures for Subscribing

When you decide to subscribe for Offered Shares in this Offering, you should:

Go to www.minivest.com, click on the “Invest Now” button and follow the procedures as described.

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and

2.	Deliver funds directly by wire or electronic funds transfer via ACH to the specified account maintained by us.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser's revenue or net assets (as of the purchaser's most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser's annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

30

In order to purchase offered Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company's satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

31

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

______

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors”, “Cautionary Statement regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

Management’s Discussion and Analysis

The Company has had limited revenues from operations in each of the last two fiscal years, and in the current fiscal year.

Plan of Operation for the Next Twelve Months

The Company believes that the proceeds of this Offering will satisfy its cash requirements for the next twelve months, based on the successful completion of the entire offering amount, even after considering the costs associated with becoming a public reporting company. The Company has no plans to merge with or acquire any company. The Company's acquisition plan is to acquire additional mining machines and facilities only. To complete the Company's entire acquisition plan, it may have to raise additional funds in the next twelve months.

The Company intends to generate revenues by (1) direct sale of mining machines (in stock) to consumers through our e-commerce portal (that is in development) on our website, (2) fees charged to customers who wish to send their equipment for us to host, (3) sales of cryptocurrencies that are generated in the mining process by our machines, and (4) fees generated from people using our ATMs.

For the initial year of operation we intend on installing our current machines that are in stock, advertise and promote the business through our e-commerce portal, which is currently in development, and begin development of an additional facility.

The Company expects to increase the number of employees at the corporate level.

Financial Statements for the periods prior to February 28, 2018.

The expenses since inception relate to the old business and are not in any way related to the new business operations going forward. Until GDET has positive cash flow, the expenses of the new business will be paid for using funds from the Regulation A offering.

The assets of over $3.3 million at November 30, 2017 were assets of the old business.  Management has evaluated whether those assets could be used in the new business model and has determined that they can’t.  None of the assets relate to the anticipated business operations. Those assets are also very difficult to value or find a buyer to purchase them.  As such management has decided to write the assets off as December 1, 2017 and is reflected in the February 28, 2018 quarter.

Cost of revenue. The Company expects that the cost of revenue will consist primarily of expenses associated with the delivery and distribution of our services and products. These include expenses related to purchasing equipment, colocation, marketing, providing products and services and salaries and benefits for employees on our operations teams.

Research and development. The Company will engage in substantial research and development expenses. These will consist primarily of salaries, and benefits for employees who are responsible for building new products as well as improving existing products. We will expense all of our research and development costs as they are incurred.

Marketing and sales. The Company will make substantial marketing and sales expenses which will consist primarily of salaries, and benefits for our employees engaged in sales, sales support, marketing, business development, operations, and customer service functions. Our marketing and sales expenses also include marketing and promotional expenditures.

General and administrative. The majority of our general and administrative expenses will consist of salaries, benefits, and share-based compensation for certain of our executives as well as our legal, finance, human resources, corporate communications and policy employees, and other administrative employees. In addition, general and administrative expenses include professional and legal services. The Company expects to incur substantial expenses in marketing the current Offering, in closing its acquisitions, and in promoting and managing these acquisitions.

32

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

The preparation of financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company's significant estimates and assumptions include the fair value of the Company's common stock, stock-based compensation, the recoverability and useful lives of long-lived assets, and the valuation allowance relating to the Company's deferred tax assets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company's management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Relaxed Ongoing Reporting Requirements

Upon the completion of this Offering, we expect to elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies”, including but not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

•	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any May 31 before that time, we would cease to be an “emerging growth company” as of the following May 31.

If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 1 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer's fiscal year, and semiannual reports are due in 90 calendar days after the end of the first six months of the issuer's fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our stockholders could receive less information than they might expect to receive from more mature public companies.

33

GD ENTERTAINMENT & TECHNOLOGY, INC.

______

Glossary

Avalon Machines: A manufacturer of Cryptocurrency mining machine.

ASIC: A chip made specifically for mining. Short form of ‘Application Specific Integrated Circuit’. Often compared to GPUs, ASICs are specially made for mining and may offer significant power savings.

Bitcoin Network: The bitcoin network is a decentralized, peer to peer payment network. Users send and receive bitcoins the units of currency, by broadcasting digitally signed messages to the network using bitcoin cryptocurrency wallet software. Transactions are recorded into a distributed, replicated public database known as the blockchain, with consensus achieved by a proof of work system called mining.

Bitmain Machines: A manufacturer of Cryptocurrency mining machine.

Block: Blocks are packages of data that carry permanently recorded data on the blockchain network.

Blockchain: A blockchain is a shared ledger where transactions are permanently recorded by appending blocks. The blockchain serves as a historical record of all transactions that ever occurred, from the genesis block to the latest block, hence the name blockchain.

Block Reward: A form of incentive for the miner who successfully calculated the hash in a block during mining. Verification of transactions on the blockchain generates new coins in the process, and the miner is rewarded a portion of those.

Cryptocurrency Machines: Comprised of several ASIC chips.

Cryptocurrency: Also known as tokens, cryptocurrencies are representations of digital assets.

Cryptographic Hash Function: Cryptographic hashes produce a fixed-size and unique hash value from variable-size transaction input. The SHA-256 computational algorithm is an example of a cryptographic hash.

Hash: The act of performing a hash function on the output data. This is used for confirming coin transactions.

Hash Rate: Measurement of performance for the mining machine is expressed in hashes per second.

Mining: Mining is the act of validating blockchain transactions. The necessity of validation warrants an incentive for the miners, usually in the form of coins.

Peer-to-peer: Computing or networking is a distributed application architecture that partitions tasks or workloads between peers.

Wallet: A file that houses private keys (passwords). It usually contains a software client which allows access to view and create transactions on a specific blockchain that the wallet is designed for.

34

Business

____

Summary

GD Entertainment & Technology, also known as GDET, is focused on becoming a premier Cryptocurrency mining facility.

Cryptocurrency mining is a process in which transactions for various forms of cryptocurrency are verified and added to the blockchain digital ledger by cryptocurrency mining machines. Each time a Cryptocurrency transaction is made, a miner, such as the Bitmain or Avalon machine is responsible for ensuring the authenticity of information and updating the blockchain with the transaction.

The mining process itself involves solving complicated mathematical problems, for which miners are rewarded by being able to authorize the transaction, and in return for the service provided, earn small amounts of cryptocurrency.

At this point in time, we believe the best equipment for Bitcoin mining is made by the Bitmain company and the Avalon company.

GDET has secured colocation of over 100 of the Bitmain S9 13.5 TH/s machines as well as over 15 Bitmain S9s, Bitman T9s, and Avalon 821s machines for the Company’s own inventory. GDET has also developed a strong relationship with suppliers overseas that to ensure future purchasing.

GDET has located an industry-changing facility in the Tristate (New York, New Jersey, Connecticut) area with a scalable space that will be retrofitted to support the electricity needed for an excess of 1,000 standard machines. This facility has been identified, and depending on the amount of funds raised, we intend on scaling up the facility with a larger amount of power, which would allow us to host more machines for ourselves and our clients.

We are aware of the increasing competition in mining Cryptocurrency as well as the demands of operating a standard mining company which is why we have subsidized operational costs to maximize profits, maintain unmatched structural integrity, and expedite mining rates.

Only 21 million Bitcoin will ever exist (expected to be mined by 2140) and about 12 million have been mined so far, therefore there is a limited amount of bitcoin to be mined. Hundreds of thousands of miners are in competition to mine these remaining Bitcoin, and the mining costs are comprised of multiple factors including the cost of the computers themselves (as the mathematical equations get progressively harder, computers will need to be upgraded), cooling the computers, and energy use. According to Fundstrat, the current break-even point for Bitcoin mining is $8,038 so in order to make a return on investment, it is important that operation costs are kept low and mining rates are expedited.

GDET will build and manage a Cryptocurrency mining colocation and mining facility that is client-focused and dedicated to creating a new standard in the Blockchain space based on security and transparency. We plan on expanding operations to support other entities who wish to take advantage of the mining facility though colocation.

The facility will both host GDET’s own mining equipment as well as offer services to third parties to co-locate theirs. By expanding, we will have more power and space to host machines whether owned by GDET or by one of its customers. Customers can send their machines to us to be used here at our facility. Our customers do not need to be physically present at our facility. We expect that all customers, both international and domestic, will send out machines by insured/tracked postal services for us to host. (FedEx, UPS, etc.). We will then install and operate their machines.

Products And Services

GD Entertainment & Technology is going to offer a variety of services relating to the Cryptocurrency industry. GDET aspires to be the ‘We Work’ of the crypto space and will offer services including:

(a)	Purchasing, leasing, and maintenance through our mining facility.
(b)	Colocation of Cryptocurrency mining equipment, for both small scale and mid-scale mining equipment owners (as little as 1 machine)
(c)	Sales of Cryptocurrency mining equipment
(d)	Management of collocated Cryptocurrency mining equipment.
(e)	Consulting on Cryptocurrency mining operations

We intend on both creating new investment opportunities and educating those interested in the field. GDET plans on reaching an international clientele by including overseas investors and having customers send their machines from abroad to be used here. Our customers do not need to be physically present at our facility. We expect that all customers, both international and domestic, will send out machines by insured/tracked postal services for us to host. (FedEx, UPS, etc.). We will then install and operate their machines.

35

ATM Overview

GD Entertainment & Technology, Inc. intends to operate automated cryptocurrency kiosks, which would meet the definition of a money services business, money transmitter, as defined by FinCEN (FIN-2013-G001).

GD Entertainment & Technology, Inc. understands that it must meet several federal and state regulatory requirements and compliance expectations. These requirements and expectations, as well as commensurate costs and timing, are outlined below.

Federal

I.	As a money transmitter, GD Entertainment & Technology, Inc. is required to register with FinCEN as a money services business, money transmitter. The process involves completing Form 107 and establishing an account with FinCEN’s BSA E-Filing System. The former is an electronic registration form, while the latter is a secure electronic portal through which GD Entertainment & Technology, Inc. shall submit certain filings to FinCEN (e.g., Currency Transaction Report, Suspicious Activity Report).

Cost – There is no fee associated with FinCEN registration. We’re told that the registration process referenced above may be completed online in approximately 30 to 60 minutes.

Timing – As it is a registration and not a permission-based license, FinCEN typically processes money transmitter registrations within one week.

II.	In so registering with FinCEN, GD Entertainment & Technology, Inc. understands that money transmitters are obligated to fulfill several requirements, most notably the following:

•	Establish and implement a written AML compliance program – The program shall address the four-pillars of a successful AML Program: 1) development of internal policies, procedures, and related controls; 2) designation of a BSA Compliance Officer; 3) an ongoing, relevant and targeted AML training program; and, 4) an independent audit of its AML program.

Cost – GD Entertainment & Technology, Inc. was quoted $5,500 for preparation of its written AML compliance program. GD Entertainment & Technology, Inc. estimates similar costs associated with an independent audit of its AML program.

Timing – It is estimated that the written AML compliance program may be prepared in approximately 30-35 days. Thereafter, GD Entertainment & Technology, Inc. shall allocate approximately an additional 20-30 days to review, propose and submit any changes to the AML program, fulfill the initial AML training requirements therein, and otherwise finalize the documents. It may take up to 60 days to complete an independent AML audit. The timeframe for the audit is subsequent to and non-concurrent with the preparation and integration of GD Entertainment & Technology, Inc.’s AML program.

•	Recordkeeping: Retaining customer and transactional records for a period of no less than five (5) years, or longer under certain circumstances.

•	Reporting: Submitting certain filings through the BSA E-Filing System, including but not limited to Currency Transaction Reports (CTRs) and Suspicious Activity Reports (SARs)

Cost – Based on its business model, GD Entertainment & Technology, Inc. estimates a BSA Compliance Officer salary of $75,000-$125,000, and an hourly wage of $45-$55 per hour for AML compliance personnel. GD Entertainment & Technology, Inc. shall retain a BSA Compliance Officer and an AML analyst upon inception of its cryptocurrency kiosk service offering. Further, GD Entertainment & Technology, Inc. shall allocate an additional $1,000-$3,000 per month for AML, sanctions screening, blockchain analytics, and other automated compliance SaaS tools.

Timing – Fulfilling these ongoing compliance requirements and those documented within the written AML program (e.g., transaction monitoring, customer due diligence) is a daily activity. GD Entertainment & Technology, Inc. understands that this requires devoting several hours per day specifically and exclusively to AML compliance. The vetting and onboarding of BSA/AML compliance personnel and software vendors may take approximately 60 days.

•	State money transmitter licensing: FinCEN requires that money transmitters obtain a state money transmitter license from every state within which it maintain operations and conducts business, if applicable. (See below.)

36

State

State money transmitter licensing is permission-based, unlike FinCEN registration. However, several states have not yet made a determination as to licensure and/or have elected not to require cryptocurrency kiosk operators to obtain money transmitter licensing, subject to the operator’s business model. Generally, within these states, the kiosk operator must facilitate a direct and contemporaneous wallet-to-wallet transaction.

Other states have either applied existing money transmitter licensing requirements in whole or in part, or alternatively have adapted or developed specific requirements tailored to money transmitters engaged in the exchange of cryptocurrency.

GD Entertainment & Technology, Inc. proposes to operate cryptocurrency kiosks within New Jersey and New York.

New Jersey – Upon research, the New Jersey Department of Banking & Insurance (DFI) does not require kiosk operators to obtain a state money transmitter license for contemporaneous exchanges of cryptocurrency. Thus, prospective customers would directly purchase cryptocurrency from, or sell cryptocurrency to, GD Entertainment & Technology, Inc.’s wallet. Such exchanges may not involve the use of a third party to the transaction (e.g., cryptocurrency exchange), custody of funds, or a promise to make the funds available at a later time or different location.

Formal or informal exceptions are typically granted verbally via phone and in rare circumstances in writing via follow-up or summary email from the state regulatory authority. GD Entertainment & Technology, Inc. shall make contact with the DFI to verify it meets the qualifications for exemption, which the institution believes applies to its operations in New Jersey.

Cost – GD Entertainment & Technology, Inc. estimates formal correspondence between the DFI and its legal counsel, as well as the preparation of a legal memorandum in support thereof, will cost $1,500-$3,000.

Timing – Timing will vary and is largely driven by the responsiveness of the state regulatory authority, in this case the DFI. While difficult to predict, we’re told similar processes may in some cases take anywhere from less than a week to over a month.

New York – In 2015, the New York Department of Financial Services (NYDFS) published a “BitLicense Regulatory Framework”, rulemaking requiring financial institutions engaged in cryptocurrency exchange activities to obtain a license to transact business within New York and/or with New York residents. GD Entertainment & Technology, Inc. is required to obtain a state money transmitter license (“BitLicense”) with the NYDFS, and does not qualify for any known exceptions.

Upon research, the process of obtaining a BitLicense is both lengthy and extremely costly. Moreover, and importantly, maintaining licensure requires the licensee to implement and effectively execute risk management controls beyond AML (e.g., fraud prevention, data protection, consumer protection, etc.) and in excess of existing requirements and AML compliance expectations set at the federal level by FinCEN and the FFIEC.

Cost – GD Entertainment & Technology, Inc. has learned that licensees have spent anywhere from $100,000 to $250,000 to obtain the BitLicense, including application fee, time allocation, legal and compliance costs.

Timing – The application itself, namely preparing and compiling the appropriate documentation, is estimated to necessitate approximately 1,000 to 1,500 hours. The timing of application approval will be largely driven by the responsiveness of the NYDFS. GD Entertainment & Technology, Inc. has learned that the process for obtaining licensure may potentially take anywhere from 12 to 36 months from the date of application.

37

Marketing Plan

We are mindful of the fact that there is fast-growing competition in mining Cryptocurrency due to the amount of individuals/entities who are looking to enter the business, but we are prepared to use the following marketing strategies to attract clients:

A.	Advertise on major Cryptocurrency websites
B.	Sponsor and present at Cryptocurrency conventions and trade shows
C.	Direct to consumer solicitation, targeting mid-scale Cryptocurrency mining operations

Operational Plan

The day to day operations of GDET include a focus on maximizing ROI while maintaining structural integrity. We will build out and equip a facility that can be scalable to host additional machines.

In order to continue to attract customers we will build out the company retail website with an e-commerce portal that allows customers to sign up for colocation services online as well as to purchase machines.

In order to ensure that our operations run smoothly GDET will hire 2-3 staff members in the first year to monitor and manage operations, and additional employees as the business grows.

One of GDET’s major goals is to build a premier Cryptocurrency business that will survive off its own cash flow. To ensure that GTED Is both a leading bitcoin mining company and attractive to customers we will hire and retain the best hands we can get in the industry and keep up with the latest technology.

We expect to charge individuals who want to host to our facility a monthly service charge of approximately $100/machine/month, depending on cost of electricity and market conditions, with bulk/volume discounts. We are hoping to host at least 500 machines for our customers in the first 12 months. We have the ability to wholesale and retail mining equipment with competitive pricing and delivery dates.

Recent Events

GDET has secured colocation of over 100 of the Bitmain S9 13.5 TH/s machines as well as over 15 Bitmain S9s, Bitman T9s, and Avalon 821s machines for the Company’s own inventory. GDET has also developed a relationship with suppliers overseas that to ensure future purchasing.

Cryptocurrency mining is a process in which transactions for various forms of cryptocurrency are verified and added to the blockchain digital ledger by cryptocurrency mining machines. Each time a Cryptocurrency transaction is made, a miner, such as the Bitmain or Avalon machine is responsible for ensuring the authenticity of information and updating the blockchain with the transaction.

The mining process itself involves solving complicated mathematical problems, for which miners are rewarded by being able to authorize the transaction, and in return for the service provided, earn small amounts of cryptocurrency.

At this point in time, we believe the best equipment for Bitcoin mining is made by the Bitmain company and the Avalon company.

$81,744 has been spent to purchase cryprocurrency mining computers. GDET was able to secure these machines through raising money from the issuance of convertible debt. We plan on financing the installation of these machines using funds from the Regulation A offering. We have no material commitments for capital expenditures at present.

At present, we own all our machines and thus do not have any clients.

GDET has located an industry-changing facility in the Tristate area with a scalable space that will be retrofitted to support the electricity needed for an excess of 1,000 standard machines.

We are aware of the increasing competition in mining Cryptocurrency as well as the demands of operating a standard mining company which is why we will subsidize operational costs to maximize profits, maintain unmatched structural integrity, and expedite mining rates.

Seasonality

We do not expect any seasonality in our business.

38

Litigation

The Company has no current, pending or threatened legal proceedings or administrative actions either by or against the Company issuer that could have a material effect on the issuer's business, financial condition, or operations and any current, past or pending trading suspensions

Facilities

We occupy offices at 1 Bridge Plaza, 2nd Floor, Fort Lee, New Jersey, 07024. We are working to secure other facilities.

Employees

As of March 31, 2018, we had one employee, including officers and directors. We believe that we have been successful in attracting experienced and capable personnel. Our employee has entered into an agreement with us requiring him not to compete or disclose our proprietary information. He is not represented by any labor union. We believe that relations with this employee to be excellent.

Intellectual Property

We may rely on a combination of patent, trademark, copyright, and trade secret laws in the United States as well as confidentiality procedures and contractual provisions to protect our proprietary technology, databases, and our brand. Despite these reliances, we believe the following factors are more essential to establishing and maintaining a competitive advantage:

•	the statistical and technological skills of our service operations and research and development teams;

•	the Cryptocurrency expertise knowledge of our service operations and research and development teams;

•	the real-time connectivity of our service offerings;

•	the continued expansion of our proprietary technology; and

•	a continued focus on the improved financial results of our clients.

We have a policy of requiring key employees and consultants to execute confidentiality agreements upon the commencement of an employment or consulting relationship with us. Our employee agreements also require relevant employees to assign to us all rights to any inventions made or conceived during their employment with us. In addition, we have a policy of requiring individuals and entities with which we discuss potential business relationships to sign non-disclosure agreements. Our agreements with clients include confidentiality and non-disclosure provisions.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to our business. These matters may include product liability, intellectual property, employment, personal injury cause by our employees, and other general claims. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

39

MANAGEMENT

______

The following table sets forth information regarding our executive officers, directors and significant employees, including their ages as of November 30, 2017:

Name and Principal Position	Age	Term of Office	Approximate hours per week for part-time employees
Anil Idnani, Chief Executive Officer and Director	24	Since December 2017	45

Anil Idnani. - President, Treasurer, Secretary, Director

Prior to joining the Company in December 2017, in 2011, Mr. Idnani was a Sales Representative for Princess World Jewelers. In 2012, Mr. Idnani was Campaign Manager Assistant for the Sandi Martinez Senator Campaign. From 2011 to 2013, he was a Sales Representative at the 24 Karat Showroom. From 2014, Mr. Idnani has been a part time NYS Real Estate Sales Person for RE/MAX Midtown in Manhattan, New York where he set the record for highest sold units in several luxury condominiums per square footage till date. From 2015 to 2016, he was a Digital Sales Executive at YP, where he exceeded target monthly sales quotas + 250%. From 2016 to the present, Mr. Idnani was Business Development Manager for Vicom Computer Services.

Mr. Idnani received a Bachelors Degree in Finance with a minor in law and corporate communications from Bentley University in 2015. where he was on the Dean’s List.

None of our officers or directors in the last five years has been the subject of any  conviction in a criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses), the entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred,  suspended or otherwise limited such person’s involvement in any type of business, securities,  commodities, or banking activities; a finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or the entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

There are no family relationships among and between our directors, officers, persons nominated or chosen by the Company to become directors or officers, or beneficial owners of more than five percent (5%) of the any class of the Company’s equity securities.

40

EXECUTIVE COMPENSATION

______

Employment Agreements

Mr. Idnani has entered into an employment agreement with the Company for a term of five years. Pursuant to his employment agreement, he has agreed to devote a substantial portion of his business and professional time and efforts to our business. The employment agreement provides that each employee shall receive a salary determined by the Board of Directors commensurate with the development of the Company. He may be entitled to receive, at the sole discretion of our Board of Directors or a committee thereof, bonuses based on the achievement (in whole or in part) by the Company of our business plan and achievement by the employee of fixed personal performance objectives.

The following table represents information regarding the total compensation our officers and directors of the Company for the period ended December 31, 2017:

	Cash Compensation	Annual Bonus Available	Other Compensation	Total Compensation
Name and Principal Position
Anil Idnani, CEO and Director	-0-			-0-

Total	-0-			-0-

The Company intends to pay Anil Idnani $350,000 in cash compensation for year ending 2018. To date, no compensation has been accrued or paid to Mr. Idnani.

41

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

During the last two full fiscal years and the current fiscal year or any currently proposed transaction, there is no transaction involving the Company, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

Disclosure of Conflicts of Interest

There are no conflicts of interest between the Company and any of its officers or directors

Stock Options

The Company's stockholders have approved a 2018 Stock Option Plan, as previously adopted by our Board of Directors (the “Plan”). Under this Plan, our officers, directors, and/or key employees and/or consultants can receive incentive stock options and non-qualified stock options to purchase shares of our Common Stock. To date, no options have been issued.

With respect to incentive stock options, the Plan provides that the exercise price of each such option must be at least equal to 100% of the fair market value of the Common Stock on the date that such option is granted. The Plan requires that all such options have an expiration date not later than that date which is one day before the tenth anniversary of the date of the grant of such options (or the fifth anniversary of the date of grant in the case of 10% stockholders). However, with certain limited exceptions, in the event that the option holder ceases to be associated with the Company, or engages in or is involved with any business similar to ours, such option holder's incentive options immediately terminate.

Pursuant to the provisions of the Plan, the aggregate fair market value, determined as of the date(s) of grant, for which incentive stock options are first exercisable by an option holder during any one calendar year cannot exceed $100,000. No such options have yet been issued.

Bonus Plan for Executive Officers

The Company's Board of Directors has established an annual Bonus Plan for Executive Officers (the “Bonus Plan.”) Under the Bonus Plan, a Committee of the Board of Directors sets performance targets for key employees who are or may become executive officers. Such executives are eligible for a bonus only if they meet the performance standards set in advance by the Committee. Aggregate bonuses may not exceed ten percent of income before taxes and bonuses may not exceed $1 million per employee.

Management Stock Bonus Plan

Our Management Stock Bonus Plan provides that the Company shall establish a reserve of shares of Common Stock to be awarded to eligible salaried officers and directors. The Management Stock Bonus Plan Committee, composed of not less than three members, administers the Plan. The Board of Directors must review actions of the Committee. The Plan awards restricted stock to key executives. During the restricted period, the owner of the stock may not transfer the stock without first offering the Company the opportunity to buy back the stock at its issue price. In the first year of the restriction period, the Company has the right to buy back all of the awarded stock. In the second year, the Company has the right to buy back 75% of the awarded stock. After two years and until the end of the restriction period, a maximum of three years, the Company has the right to buy back 50% of the awarded stock. No shares have been issued under the plan.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors, executive officers and other key employees. The indemnification agreements and our amended and restated By-Laws will require us to indemnify our directors to the fullest extent permitted by New Jersey law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the Securities Act), may be permitted to directors, executive officers or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

42

Review, Approval or Ratification of Transactions with Related Parties

We have adopted a related-party transactions policy under which our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Common Stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related-party transaction with us without the consent of our audit committee. If the related party is, or is associated with, a member of our audit committee, the transaction must be reviewed and approved by another independent body of our Board of Directors, such as our governance committee. Any request for us to enter into a transaction with a related party in which the amount involved exceeds $120,000 and such party would have a direct or indirect interest must first be presented to our audit committee for review, consideration and approval. If advance approval of a related-party transaction was not feasible or was not obtained, the related-party transaction must be submitted to the audit committee as soon as reasonably practicable, at which time the audit committee shall consider whether to ratify and continue, amend and ratify, or terminate or rescind such related-party transaction. All of the transactions described above were reviewed and considered by, and were entered into with the approval of, or ratification by, our Board of Directors.

During the last two full fiscal years and the current fiscal year or any currently proposed transaction, there are transactions involving the issuer, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the issuer’s total assets at year-end for its last three fiscal years, except compensation awarded to executives.

Disclosure of Conflicts of Interest

There are no conflicts of interest between the Company and any of its officers or directors.

Employment Agreements

Our officers and directors have entered into employment agreements with the Company for a term of five years. Pursuant to this employment agreement, they have agreed to devote a substantial portion of his business and professional time and efforts to our business. The employment agreement provides that each employee shall receive a salary determined by the Board of Directors commensurate with the development of the Company. He may be entitled to receive, at the sole discretion of our Board of Directors or a committee thereof, bonuses based on the achievement (in whole or in part) by the Company of our business plan and achievement by the employee of fixed personal performance objectives.

The employment agreements also contain covenants (a) restricting the executive from engaging in any activities competitive with our business during the terms of such employment agreements and one year thereafter, and (b) prohibiting the executive from disclosure of confidential information regarding the Company at any time.

The Company's directors are elected by shareholders at each annual meeting or, in the event of a vacancy, appointed by the Board of Directors then in office to serve until the next annual meeting or until their successors are duly elected and qualified. The Company's executive officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors.

Legal/Disciplinary History

None of GD Entertainment & Technology, Inc.’s Officers or Directors have been the subject of any criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses);

None of GD Entertainment & Technology, Inc.’s Officers or Directors have been the subject of any entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities;

None of GD Entertainment & Technology, Inc.’s Officers or Directors have been the subject of any finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or

43

None of GD Entertainment & Technology, Inc.’s Officers or Directors has been the subject of any entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

Board Composition

Our board of directors currently consists of one member. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Board Leadership Structure and Risk Oversight

The board of directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees when established will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Code of Business Conduct and Ethics

Prior to one year from the date of this Offering's qualification, we will be adopting a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We will post on our website a current copy of the code and all disclosures that are required by law or market rules in regard to any amendments to, or waivers from, any provision of the code.

44

PRINCIPAL STOCKHOLDERS

______

The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of December 31, 2017 for (i) all executive officers and directors as a group and (ii) each person, or group of affiliated persons, known by us to be the beneficial owner of more than ten percent (10%) of our capital stock. The percentage of beneficial ownership in the table below is based on 487,693,986 shares of common stock deemed to be outstanding as of January 31, 2018.

The following table gives information on ownership of our securities as of November 30, 2017. The following lists ownership of our Common Stock and Preferred Stock by each person known by us to be the beneficial owner of over 5% of the outstanding Common and Preferred Stock, and by our officers and directors:

Name and Address	Preferred Stock Series A	Preferred Stock Series B	Common Stock	Percentage of Common Stock Outstanding on November 30, 2017	Percentage of Common Stock Outstanding Assuming All Shares Offered are Sold
Anil Idnani 1 Bridge Plaza, 2nd Floor Fort Lee, New Jersey, 07024	10	10,000	300,088,887	61.5	6.7
Total	10	10,000	300,088,887		6.7

(1) Based on a total of 487,693,986 shares of Common Stock outstanding as of January 31, 2018.

(2) Assumes all shares offered are sold.

Capitalization

Class of Stock	Par Value	Authorized	Outstanding as of November 30, 2017
Preferred Stock, Series A	0.00001	10	10
Preferred Stock, Series B	0.00001	200,000,000	177,672
Preferred Stock, Series C	0.00001	299,999,990	0
Common Stock	0.00001	5,000,000,000	450,874,858

45

DESCRIPTION OF SECURITIES

______

The Common Stock

We are authorized to issue 5,000,000,000 shares of Common Stock, $0.00001 par value. The holders of Common Stock are entitled to equal dividends and distributions, with respect to the Common Stock when, as, and if declared by the Board of Directors from funds legally available for such dividends. No holder of Common Stock has any preemptive right to subscribe for any of our stock nor are any shares subject to redemption. Upon our liquidation, dissolution or winding up, and after payment of creditors and any amounts payable to senior securities, the assets will be divided pro rata on a share-for-share basis among the holders of the shares of Common Stock. All shares of Common Stock now outstanding upon completion of this Offering and conversion of any Preferred Stock, are, and will be, fully paid, validly issued and non-assessable.

Holders of our Common Stock do not have cumulative voting rights, so that the holders of more than 50% of the shares voting for the election of directors will be able to elect 100% of the directors if they choose to do so, and in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

The Company has never paid any dividends to shareholders of our Common Stock. The declaration in the future of any cash or stock dividends will depend upon our capital requirements and financial position, general economic conditions, and other pertinent factors. We presently intend not to pay any cash or stock dividends in the foreseeable future. Management intends to reinvest earnings, if any, in the development and expansion of our business. No dividend may be paid on the Common Stock until all Preferred Stock dividends are paid in full.

Preferred Stock

We are authorized by our Articles of Incorporation to issue a maximum of 1,000,000,000 shares of Preferred Stock. This Preferred Stock may be in one or more series and containing such rights, privileges and limitations, including voting rights, conversion privileges and/or redemption rights, as may, from time to time, be determined by our Board of Directors. Preferred stock may be issued in the future in connection with acquisitions, financings or such other matters as the Board of Directors deems to be appropriate. In the event that any such shares of Preferred Stock shall be issued, a Certificate of Designation, setting forth the series of such Preferred Stock and the relative rights, privileges and limitations with respect thereto, shall be filed. The effect of such Preferred Stock is that our Board of Directors alone, within the bounds and subject to the federal securities laws and the New Jersey Law, may be able to authorize the issuance of Preferred Stock which could have the effect of delaying, deferring or preventing a change in control of our Company without further action by the stockholders and might adversely affect the voting and other rights of holders of Common Stock. The issuance of Preferred Stock with voting and conversion rights also may adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others.

The Company has no current plans to issue additional shares of any class of preferred stock other than those currently outstanding.

PREFERRED STOCK

The Board of Directors is expressly vested with the authority to divide any or all of the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of each series so established, provided, however, that the rights and preferences of the various series may vary only with respect to:

(a) the rate of dividend;

(b) whether the shares may be called and, if so, the call price and the terms and conditions of call;

(c) the amount payable upon the shares in the event of voluntary and involuntary liquidation;

(d) sinking fund provisions, if any for the call or redemption of the shares;

(e) the terms and conditions, if any, on which the shares may be converted;

(f) voting rights; and

(g) whether the shares will be cumulative, noncumulative or partially cumulative as to dividends and the dates from which any cumulative dividends are to accumulate.

46

The Board of Directors shall exercise the foregoing authority by adopting a resolution setting forth the designation of each series and the number of shares therein, and fixing and determining the relative rights and preferences thereof. The Board of Directors may make any change in the designations, terms, limitations or relative rights or preferences of any series in the same manner, so long as no shares of such series are outstanding at such time.

Within the limits and restrictions, if any, stated in any resolution of the Board of Directors originally fixing the number of shares constituting any series, the Board of Directors is authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of such series. In case the number of shares of any series shall be so decreased, the share constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Existing Preferred Stock

Designations, Preferences. Rights And Limitations

Of Series A Preferred Stock

Ten shares of Series A Preferred Stock have been authorized with a $0.00001 par value per share.

Conversion Rights. If at least one share of Series A Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series A Preferred Stock at any given tune, regardless of their number, shall be convertible into the number of shares of Common Stock which equals four times the sum of: i) the total number of shares of Common Stock which are issued and outstanding and outstanding at the time of conversion, plus ii) the total number of shares of Series B and Series C Preferred Stocks which are issued and outstanding at the time of conversion.

Each individual share of Series A Preferred Stock shall be convertible into the number of shares of Common Stock equal to four times the sum of: all shares of Common Stock issued and outstanding at time of conversion plus all shares of Series B and Series C Preferred Stocks issued and outstanding at time of conversion, divided by the number of shares of Series A Preferred Stock issued and outstanding at the time of conversion.

Issuance. Shares of Preferred Stock may only be issued in exchange for the partial or full retirement of debt held by management, employees or consultants, or a as directed by a majority vote of the Board of Directors. The number of Shares of Preferred Stock to be issued to each qualified person (member of management, employee or consultant) holding a Note shall be determined by the following formula:

For retirement of debt, the number or shares of Series A Preferred Stock to be issued shall be the sum of the discreet notes and other obligations owed lender (holder) which are being retired.

Voting Rights. a. If at least one share of Series A Preferred. Stock is issued and outstanding, then the total aggregate issued shares of Series A Preferred Stock at any given time, regardless of their number shall have voting rights equal to four times the sum of: i) the total number of shares of Common Stock which are issued and outstanding at the time of voting, plus ii) the total number of shares of Series B and Series C Preferred Stocks which are issued and outstanding at the time of voting.

Each individual share of Series A Preferred Stock share have the voting rights equal to: four times the sum of all shares of Common Stock issued and outstanding at time of voting + all shares of Series B and Series C Preferred Stock issued and outstanding at time of voting, divided by the number of shares of Series A Preferred Stock issued and outstanding at the time of voting.

Designations, Preferences, Rights And Limitations

Of Series B Preferred Stock

Designation And Number Of Shares. 200,000,000 shares of Series B Preferred Stock par value $0.001 per share (the “Preferred Stock”), are authorized (the “Series B Preferred Stock” or “Series B Preferred Shares “).

Dividends. The holders of Series B Preferred Stock shall be entitled to receive dividends when, as, and if declared by the Board of Directors, in its sole discretion.

47

Liquidation Rights. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary' or involuntary before any distribution or payment shall be made to the holders of any stock ranking junior to the Series B Preferred Stock. the holders of the Series B Preferred Stock shall be entitled to be paid out of the assets of the Corporation an amount equal to $1.00 per share or in the event of an aggregate subscription by a single subscriber for Series B Preferred Stock in excess of $100,000, $0.997 per share (as adjusted for any stock dividends, combination splits, recapitalizations, and the like with respect to such shares) (the “Preference Value”), plus all declared but unpaid dividends, for each share of Series B Preferred Stock held by them. After the payment of the full applicable Preference Value of each share of the Series B Preferred Stock as set forth herein, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed ratably to holders of the Corporation's Common Stock.

Conversion and Anti-Dilution. Each share of Series B Preferred Stock shall be convertible at par value $0.001 per share (the ''Series B Preferred''), at any time, and/or from time to time, into the number of shares of the Corporation's common stock, par value $0.00001 per share (the “Common Stock”) equal to the price of the Series B Preferred Stock:, divided by the par value of the Series B Preferred, subject to adjustment as may be determined by the Board of Directors from time to time ( the “Conversion Rate”). for example, assuming a $2.50 price per share of Series B Preferred Stock, and a par value of $0.00001 per share for Series B Preferred each share of Series B Preferred Stock would be convertible into 2,500 shares of Common Stock. Such conversion shall be deemed to be effective on the business day (the “Conversion Date”) following the receipt by the Corporation of written notice from the holder of the Series B Preferred Stock of the holder's intention to convert the shares of Series B Stock, together with the holder's stock certificate or certificates evidencing the Series B Preferred Stock. to be converted.

Promptly after the Conversion Date, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of full shares of Common Stock issuable to the holder pursuant to the holder's conversion of Series B Preferred Shares in accordance with the provisions of this Section. The stock certificate(s) evidencing the Common Stock shall be issued with a restrictive legend indicating that it was issued in a transaction exempt from registration under the Securities Act of 1933. as amended (the “Securities Act”), and that it cannot be transferred unless it is so registered, or an exemption from registration is available, in the opinion of counsel to the Corporation. The Common Stock shall be issued in the name of the person who is the holder of the Series B Preferred Stock unless, the opinion of counsel to the Corporation, such transfer can be made in compliance with applicable securities law. The person in whose name the certificate(s) of Common Stock are so registered shall be treated as a holder of shares of Common Stock of the Corporation on the date the Common Stock certificates(s) are so issued.

All shares of Common Stock delivered upon conversion of the Series B Preferred Shares as provided herein shall be duly and validly issued and fully paid and non-assessable. Effective as of the Conversion Date, such converted Series B Preferred Shares shall no longer be deemed to be outstanding and all rights of the holder with respect to such shares shall immediately terminate except. the right to receive the shares of Common Stock issuable upon such conversion.

The Corporation covenants that within 30 days of receipt of a conversion notice from any holder of shares of Series B Preferred Stock wherein which such conversion would create more shares of Common Stock than is authorized by the Corporation will increase the authorized number of shares of Common Stock sufficient to satisfy such holder of shares of Series B submitting such conversion notice.

Shares of Series B Preferred Stock anti-dilutive to reverse splits, and therefore in the case of a reverse split. are convertible to the number of Common Shares after the reverse split as would have been equal to ratio established in Section 3.8(a) prior to the reverse split. The conversion ratio of shares of Series B Preferred Stock, however, would increase proportionally in the case of forward splits, and may not be diluted by in reverse split. following a forward split.

Voting Rights. Each share of Series B Preferred Stock shall have ten (10) votes for any election or other vote placed before the shareholders of the Company.

Price. The initial price of each share of Series B Preferred Stock shall be $2.50. The price of each share of Series B Preferred Stock may be changed either through a majority vote of the Board of Directors through a resolution at a meeting of the Board, or through a resolution passed at in Action Without Meeting of the unanimous Board, until such time as a listed secondary and/or listed public market develops for the shares.

Lock-Up Restrictions On Conversion. Shares of Series B Preferred Stock may be converted into shares of Common Stock for a period of; a) six (6) months after purchase, if the Company voluntarily or involuntarily files public reports pursuant to Section 12 or 15 of the Securities Exchange Act of 1934; or b) twelve (12) months if the Company does not file such public reports.

48

Designations, Preferences, Rights And Limitations

Of Series C Preferred Stock

Designation And Number Of Shares. 299,999,990 shares of Series C Preferred Stock, par value 0.001 per share (the “Preferred Stock”), are authorized (the “Series C Preferred Stock” or “Series C Preferred Shares”).

Issuance. Shares of Series C Preferred Stock may be issued to holders of debt of the Company, as determined by a majority vote of the Board of Directors or others, as determined by a majority vote of the Board of Directors.

Dividends. The holders of Series C Preferred Stock shall he entitled to receive dividends. when, as and if declared by the Board of Directors in its sole discretion.

Liquidation Rights. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any stock ranking junior to the Series C Preferred Stock, the holders of the Series C Preferred Stock shall be entitled to be paid out of the assets of the Corporation in an amount equal to $1.00 per share or, in the event of an aggregate subscription by a single subscriber for Series C Preferred Stock in excess of $100,000, $0.997 per share (as adjusted for any stock dividends, combinations, split, recapitalizations and the like with respect to such shares) (the Preference Value''), plus all declared but unpaid dividends for each share of Series C Preferred Stock held by them. After the payment of the full applicable Preference value of each share of the Series C Preferred Stock as set forth herein, the remaining assets: of the Corporation legally available for distribution, if any shall be distributed ratably to the holder of the Corporation's Common Stock.

Conversion And Anti–Dilution. Each share of Series C Preferred Stock shall be convertible at any time and/or from time to time, into 500 shares of the Corporation's Common Stock, par value $0.001 per share (the Common Stock”). Such conversion shall be deemed to be effective on the business day (the “Conversion Date”) following the receipt by the Corporation of written notice from the holder of the Series C Preferred Stock of the holder's intention to convert the shares. of Series C Stock, together with the holder's stock certificate or certificates evidencing the Series C Preferred Stock to be converted.

Promptly after the Conversion Date. the Corporation shall issue and deliver to such holder a certificate or certificates for that number of full shares of Common Stock issuable to the holder pursuant to the holder's conversion of Series C Preferred Shares in accordance with the provisions of this Section. The stock certificate(s) evidencing the Common Stock shall be issued with a restrictive legend indicating that it was issued in a transaction exempt from registration under the Securities Act of 1933, as amended {the “Securities Act”), and that it cannot be transferred unless it is so registered, or an exemption from registration is available in the opinion of counsel to the Corporation. The Common Stock shall be issued in the same name as the person who is the holder of the Series C Preferred Stock unless in the opinion of counsel to the Corporation, such transfer can be made in compliance with applicable securities laws. The person whose name the certificate(s) of Common Stock are so registered shall be treated as a holder of share of Common Stock of the corporation on the date the Common Stock certificate(s) are issued.

All shares of Common Stock received upon conversion of the Series C Preferred Shares as provided herein shall be duly and validly issued and fully paid and non-assessable. Effective as of the Conversion Date, such converted Series C Preferred Shares shall no longer be deemed to be outstanding and all rights of the holder with respect to such shares shall immediately terminate except the right to receive the shares of Common Stock upon such conversion.

The Corporation covenants that, within 30 days of receipt of a conversion notice from any holder of shares of Series C Preferred Stock wherein which such conversion, would create more shares of Common Stock that are authorized, the Corporation will increase the authorized number of shares of Common Stock sufficient to satisfy such holder of shares of Series C constituting such conversion notice.

Shares of Series C Preferred Stock are anti-dilutive to reverse splits, and therefore in the case of a reverse split, are convertible to the number of Common Shares after the reverse split would have been equal to the ratio established in Section 3.16(a) prior to the reverse split. The conversion rate for shares of Series C Preferred Stock, however, would increase proportionately in the case of forward splits, and may not be diluted by a reverse split following a forward split.

Voting Rights. Each share of Series C Preferred Stock shall have one vote for any election or other vote placed before the shareholders of the Company.

Price. The initial price of each share of Series C Preferred Stock hall be $2.00.

49

The price of each share of Series C Preferred Stock may be changed either through a majority vote of the Board of Directors through a resolution at a meeting of the Board, or through a resolution passed of the unanimous Board, until such time as a listed secondary and/or listed public market develops for the shares.

Lock-Up Restrictions On Conversion. Shares of Series C Preferred Stock may not be converted into shares of Common Stock for a period of six (6) months after purchase, if the Company voluntarily or involuntarily files public reports pursuant to Section 12 or 15 of the Securities Exchange Act of 1934; or twelve (12) months if the Company does not file such public reports.

Certain Provisions

Certain provisions of our Articles of Incorporation and By-Laws may make it more difficult and time-consuming to acquire the Company, thereby reducing our vulnerability to an unsolicited proposal for our takeover. These provisions are outlined below.

Our Articles also contain restrictions regarding certain mergers, consolidations, asset sales and other “Business Combinations.” “Business Combinations” are defined in the Articles of Incorporation. The above provisions could have the effect of depriving shareholders of any opportunity to sell their shares at a premium over prevailing market prices because takeovers frequently involve purchases of stock directly from shareholders at such a premium price. Further, to the extent these provisions make it less likely that a takeover attempt opposed by our incumbent Board of Directors and management will succeed, the effect could be to assist the Board of Directors and management in retaining their existing positions. In addition, our Articles also provide that the provisions outlined herein cannot be amended, altered, repealed, or replaced without a “super-majority” vote or the approval of a Majority of Continuing Directors.

Among other provisions that might make it more difficult to acquire us, we have adopted the following:

Staggered Board. Our Board of Directors has been divided into three classes of directors. The term of one class will expire each year. Directors for each class will be chosen for a three-year term upon the expiration of such class’s term, and the directors in the other two classes will continue in office. The staggered terms for directors may affect the stockholders’ ability to change control of the Company even if a change in control were in the stockholders’ interest.

Preferred Stock. Our charter authorizes the Board of Directors to issue up to 1,000,000,000 shares of Preferred Stock and to establish the preferences and rights (including the right to vote and the right to convert into shares of Common Stock) of any shares issued. The power to issue Preferred Stock could have the effect of delaying or preventing a change in control of the Company even if a change in control were in the stockholders’ interest.

Our Articles also authorize the Board of Directors to oppose a tender offer on the basis of factors other than economic benefit to our shareholders. Among the factors that may be considered are the impact our acquisition would have on the community, the effect of the acquisition upon our employees and the reputation and business practices of the tender offeror.

Our Articles of Incorporation also contain restrictions regarding certain merger, consolidations, asset sales and other “Business Combinations” involving the Company or its subsidiaries. Business Combinations are defined in the Articles as (a) any merger or consolidation by us with an Interested Stockholder, (defined as a holder of at least 10% of our voting stock with certain exceptions), or (b) any sale, lease or similar disposition to an Interested Stockholder of any of our assets constituting at least 5% of our total assets, or (c) the issuance or transfer by the Company of any of our stock to an Interested Stockholder in return for cash or other property, being at least 5% of our total assets, or (d) adoption of any plan to dissolve or liquidate the Company proposed by an Interested Stockholder, or (e) any reclassification of stock or recapitalization of the Company or merger whereby the percentage of outstanding shares of any Interested Stockholder is increased.

Business Combinations with an interested Stockholder must be approved by the holders of 80% of the voting power of our outstanding shares, unless (a) the Business Combination is approved in advance by those persons then on the Board of Directors who were directors immediately prior to the time the Interested Stockholder (or certain of its predecessors) first became an Interested Stockholder and who would have constituted a majority of the Board at that time (a “Majority of the Continuing Directors”), or (b) certain minimum “fair price” requirements are met. In evaluating a Business Combination, the Board of Directors may consider the financial aspects of the offer, the long-term interests of our shareholders, past and present market values of the shares, our prospects, the prospect of obtaining a better offer, the impact, if the offer is partial or two-tier, on the remaining shareholders and our future (especially with regard to the background of the offeror), the value of non-cash consideration, legal matters, the effect of the transaction on our customers and local community interests.

The above provisions could have the effect of depriving shareholders of any opportunity to sell their shares at a premium over prevailing market prices because takeovers frequently involve purchases of stock directly from shareholders at such a premium price. Further, to the extent these provisions make it less likely that a takeover attempt opposed by our incumbent Board of Directors and management will succeed, the effect could be to assist the Board of Directors and management in retaining their existing positions. In addition, our Articles of Incorporation also provide that the provisions outlined herein cannot be amended, altered, repealed, or replaced without the “super-majority” vote described above or the approval of a Majority of the Continuing Directors as defined above.

50

DIVIDEND POLICY

______

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our Board of Directors considers relevant.

SECURITIES OFFERED

______

Current Offering

GD Entertainment & Technology, Inc. (“GD Entertainment & Technology, Inc.,” “We,” or the “Company”) is offering up to $20,000,000 total of Securities, consisting of Common Stock, $0.00001 par value (the “Common Stock” or collectively the “Securities”).

The Common Stock

We are authorized to issue 5,000,000,000 shares of Common Stock, $0.00001 par value. The holders of Common Stock are entitled to equal dividends and distributions, with respect to the Common Stock when, as, and if declared by the Board of Directors from funds legally available for such dividends. No holder of Common Stock has any preemptive right to subscribe for any of our stock nor are any shares subject to redemption. Upon our liquidation, dissolution or winding up, and after payment of creditors and senior securities, the assets will be divided pro rata on a share-for-share basis among the holders of the shares of Common Stock. All shares of Common Stock now outstanding upon completion of this Offering are, and will be, fully paid, validly issued and non-assessable.

Holders of our Common Stock do not have cumulative voting rights, so that the holders of more than 50% of the shares voting for the election of directors will be able to elect 100% of the directors if they choose to do so. In that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

Transfer Agent

Our transfer agent is Olde Monmouth Stock Transfer Co., Inc., 5200 Memorial Parkway, Suite 101, Atlantic Highlands, New Jersey 07716, Phone: (732) 872-2727. The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

51

SHARES ELIGIBLE FOR FUTURE SALE

_____

Prior to this Offering, there has been a limited market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•	1% of the number of shares of our Common Stock then outstanding; or

•	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

LEGAL MATTERS

_____

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by John E. Lux, Esq. of Washington, D.C.

EXPERTS

______

The consolidated financial statements of the Company appearing elsewhere in this Offering Circular have been prepared by management and have not been reviewed by an independent accountant.

WHERE YOU CAN FIND MORE INFORMATION

______

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

52

GD ENTERTAINMENT AND TECHNOLOGY, INC.

MAY 31, 2017 AND 2016 AND NOVEMBER 30, 2017

(UNAUDITED)

F-1

GD Entertainment & Technology, Inc.

Consolidated Balance Sheet

(Unaudited)

	May 31, 2016	May 31, 2017	November 31, 2017
Assets
Current Assets
Cash	$11,277	$2,452	$2,452
Trade and other receivables	91,995	92,257	92,257
Investments in acquired content rights	1,282,475	1,282,475	1,282,475
Total Current Assets	1,385,747	1,377,184	1,377,184

Goodwill and other intangible assets	225,054	225,054	225,054
Investments content rights and productions in progress	893,705	893,705	893,705
Distribution rights	693,375	693,375	693,375
Investment in subsidiary	149,502	149,331	149,331
Trademarks	4,415	4,415	4,415
Deposits and prepaid	7,500	7,500	7,500
Total Assets	$3,359,298	3,350,564	$3,350,564

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Accounts payable	$206,583	206,583	$206,583
Accrued liabilities	113,899	114,969	115,206
Convertible notes payable	114,320	114,320	114,320
Loans from related parties	175,890	191,187	191,187
Loans payable	702,302	702,302	702,302
Total Current Liabilities	1,312,994	1,329,361	1,329,598
Notes payable	–	–	–
Total Liabilities	1,312,994	1,329,361	1,329,598

Commitments and Contingency
Stockholders' Deficit
Preferred Stock: Series A - 10 shares authorized, $0.00001 par value, 10 shares issued and outstanding	$–	$–	$–
Preferred Stock: Series B - 200,000,000 share authorized, $0.00001 par value, 732,672 shares issued and outstanding	1,831,674	1,831,674	1,831,674
Preferred Stock: Series C - 299,999,990 shares authorized, $0.00001 par value, -0- issued and outstanding	–	–	–
Common Stock: 3,000,000,000 shares authorized, $0.00001 par value, 450,874,858 and 330,633 shares, and May 31, 2015, respectively	4,283,043	4,283,043	4,269,020
Additional Paid-in Capital	12,850,778	12,850,778	12,864,801
Common stock issued as collateral for note payable	(672,000)	(672,000)	(672,000)
Foreign currency translation adjustment	(552,252)	(552,252)	(552,252)
Deficit Accumulated During the Development Stage	(15,694,939)	(15,720,040)	(15,720,277)
Total Stockholders' Equity (Deficit)	2,046,304	2,021,203	2,020,966
Total Liabilities and Stockholders' Deficit	$3,359,298	$3,350,564	$3,350,564

The accompanying notes are an integral part of these consolidated financial statements.

F-2

GD Entertainment & Technology Inc.

Consolidated Statements of Expenses

(Unaudited)

	For the year ended	For the year ended	For the period ended
	May 31, 2016	May 31, 2017	November 30, 2017
Expenses

Advertising, marketing and promotion	$1,370	$–	$–
Bank Charges	105	430	–
Computer & internet	4,829	250	–
Consulting fees	7,352,592	–	–
Depreciation and amortization expenses	300	–	–
General and administrative	22,220	1,028	–
Legal and accounting	10,827	344	–
Management fees	198,900	7,000	–
Meals & entertainment	13,920	7,520	–
Office Supplies	6,962	1,749	–
Rent expense	11,100	–	–
Telephone expense	3,527	148	–
Travel expense	32,118	5,117	–
Utilities	2,967	445	–
Total Operating Expenses	7,661,737	24,031	–

Gain (Loss) from Operations	(7,661,737)	(24,031)	–

Other Income (Expense)
Interest expense	4,250	(1,070)	(237.00)
Gain on forgiveness	126,261	–	–
Total Other Income (Expense)	130,511	–	–
Net Gain (Loss)	(7,531,226)	(25,101)	(237.00)

Net Loss Per Common Share -
Basic and Diluted available to GD Entertainment and Technology, Inc.	$(0.016)	$(0.000)	$–

Weighted Average Common Shares Outstanding - Basic and Diluted	483,053,453	483,053,453	483,053,453

The accompanying notes are an integral part of these consolidated financial statements.

F-3

GD Entertainment & Technology, Inc.

Consolidated Statements of Stockholders' Equity (Deficit)(Unaudited)

	Common Stock				Preferred Stock Series A
			Additional Paid-In	Common Stock Issued As Collateral for Note			Additional Paid-In
	Shares	Amount	Capital	Payable	Shares	Amount	Capital

Balance-May 31, 2007	61,898,176	$61,898	$6,714,271	$(672,000)	–	–	–

Currency translation adjustment	–	–	–	–	–	–	–
Issuance of common stock shares for debt	36,750,000	36,750	60,750	–	–	–	–
Net loss for the year	–	–	–	–

Balance-May 31, 2008	98,648,176	98,648	6,775,021	(672,000)	–	–	–
Currency translation adjustment	–	–	–	–	–	–	–
Effect of 500:1 reverse stock split	(98,450,880)	(98,451)	98,451	–	–	–	–
Issuance of common stock for debt	97,400,000	97,400	–	–	–	–	–
Net loss for the year	–	–	–	–	–	–	–

Balance-May 31, 2009	97,597,296	97,597	6,873,472	(672,000)	–	–	–
Issuance of common shares for debt	350,000,000	350,000	–	–	–	–	–
Adjustment for fractional shares	1,004	1	–	–	–	–	–
Currency translation adjustment	–	–	–	–	–	–	–
Net gain (loss) for the year	–	–	–	–	–	–	–

Balance-May 31, 2010	447,598,300	447,598	6,873,472	(672,000)	–	–	–
Net gain (loss) for the year	–	–	–	–	–	–	–

Balance-May 31, 2011	447,598,300	447,598	6,873,472	(672,000)	–	–	–
Net gain (loss) for the year	–	–	–	–	–	–	–

Balance-May 31, 2012	447,598,300	447,598	6,873,472	(672,000)	–	–	–
Net gain (loss) for the year	–	–	–	–	–	–	–

Balance-May 31, 2013	447,598,300	447,598	6,873,472	(672,000)	–	–	–
Net gain (loss) for the year	–	–	–	–	–	–	–

Balance-May 31, 2014	447,598,300	447,598	6,873,472	(672,000)	–	–	–
Effect of 10,000:1 reverse stock split	(2,943,448,300)	(29,434)	29,434	–	–	–	–
Issuance of preferred stock for services	–	–	–	–	–	–	–
Issuance of common stock for debt	2,496,180,633	2,790,005	–	–	–	–	–
Net loss for the year	–	–	–	–	–	–	–

Balance-May 31, 2015	330,633	3,208,169	6,902,906	(672,000)	10	–	–

The accompanying notes are an integral part of these consolidated financial statements.

Continued

F-4

GD Entertainment & Technology, Inc.

Consolidated Statements of Stockholders' Equity (Deficit)(Unaudited)

	Common Stock				Preferred Stock Series A
			Additional Paid-In	Common Stock Issued As Collateral for Note			Additional Paid-In
	Shares	Amount	Capital	Payable	Shares	Amount	Capital

Balance-May 31, 2015	330,633	3,208,169	6,902,906	(672,000)	10	–	–
Issuance of preferred stock for services	–	–	–	–	–	–	–
Issuance of common shares for debt	1,052,250,344	1,052,249	–	–	–	–	–
Net loss for the period	–	–	–	–	–	–	–

Balance-August 31, 2015	1,052,580,977	4,260,418	6,902,906	(672,000)	10	–	–
Issuance of preferred stock for services	–	–	–	–	–	–	–
Issuance of common shares for debt	350,000,000	18,119	12,780	–	–	–	–
Currency translation adjustment	–	–	–	–	–	–	–
Net loss for the period	–	–	–	–	–	–	–

Balance-November 30, 2015	1,402,580,977	4,278,537	6,915,686	(672,000)	10	–	–
Issuance of preferred stock for services	–	–	–	–	–	–	–
Issuance of common stock for services	555,000	6	1,439,586	–	–	–	–
Net loss for the period	–	–	–	–	–	–	–

Balance-February 29, 2016	1,403,135,977	4,278,543	8,355,272	(672,000)	10	–	–
Issuance of common stock for services	450,000,000	4,500	4,495,500	–	–	–	–
Net loss for the period	–	–	–	–	–	–	–

Balance-May 31, 2016	1,853,135,977	4,283,043	12,850,772	(672,000)	10	–	–
Net loss for the period	–	–	–	–	–	–	–

Balance-August 31, 2016	1,853,135,977	4,283,043	12,850,772	(672,000)	10	–	–
Net loss for the period	–	–	–	–	–	–	–

Balance-November 30, 2016	1,853,135,977	4,283,043	12,850,772	(672,000)	10	–	–
Net loss for the period	–	–	–	–	–	–	–

Balance-February 28, 2017	1,853,135,977	4,283,043	12,850,772	(672,000)	10	–	–
Effect of 10,000:1 reverse stock split	(1,402,261,119)	(14,023)	14,023	–	–	–	–
Net loss for the period	–	–	–	–	–	–	–

Balance-May 31, 2017	450,874,858	4,269,020	12,864,795	(672,000)	10	–	–
Net loss for the period	–	–	–	–	–	–	–

Balance-August 31, 2017	450,874,858	4,269,020	12,864,795	(672,000)	10	–	–
Net loss for the period	–	$–	$–	$–	–	–	–

Balance-November 30, 2017	450,874,858	4,269,020	12,864,795	(672,000)	10	–	–

The accompanying notes are an integral part of these consolidated financial statements.

Continued

F-5

GD Entertainment & Technology, Inc.

Consolidated Statements of Stockholders' Equity (Deficit)(Unaudited)

	Preferred Stock Series B
			Additional Paid-In	Accumulated	Foreign Currency	Total Stockholders’
	Shares	Amount	Capital	Deficit	Translation	Deficit

Balance-May 31, 2007	–	–	–	(7,571,739)	$(532,405)	$(1,999,975)
Currency translation adjustment	–	–	–	–	(10,773)	(10,773)
Issuance of common stock shares for debt	–	–	–	–	–	97,500
Net loss for the year	–	–	–	(63,546)	–	(63,546)

Balance-May 31, 2008	–	–	–	(7,635,285)	(543,178)	(1,976,794)
Currency translation adjustment	–	–	–	–	3,836	3,836
Effect of 500:1 reverse stock split	–	–	–	–	–	–
Issuance of common stock for debt	–	–	–	–	–	97,400
Net loss for the year	–	–	–	(40,156)	–	(40,156)

Balance-May 31, 2009	–	–	–	(7,675,441)	(539,342)	(1,915,714)
Issuance of common shares for debt	–	–	–	–	–	350,000
Adjustment for fractional shares	–	–	–	–	–	1
Currency translation adjustment	–	–	–	–	(12,910)	(12,910)
Net gain (loss) for the year	–	–	–	523,487	–	523,487

Balance-May 31, 2010	–	–	–	(7,151,954)	(552,252)	(1,055,136)
Net gain (loss) for the year	–	–	–	(26,436)	–	(26,436)

Balance-May 31, 2011	–	–	–	(7,178,390)	(552,252)	(1,081,572)
Net gain (loss) for the year	–	–	–	(39,119)	–	(39,119)

Balance-May 31, 2012	–	–	–	(7,217,509)	(552,252)	(1,120,691)
Net gain (loss) for the year	–	–	–	(37,673)	–	(37,673)

Balance-May 31, 2013	–	–	–	(7,255,182)	(552,252)	(1,158,364)
Net gain (loss) for the year	–	–	–	(41,975)	–	(41,975)

Balance-May 31, 2014	–	–	–	(7,297,157)	(552,252)	(1,200,339)
Effect of 10,000:1 reverse stock split	–	–	–	–	–	–
Issuance of preferred stock for services	–	–	–	–	–	394,230
Issuance of common stock for debt	–	–	–	–	–	2,790,005
Net loss for the year	–	–	–	(685,318)	–	(685,318)

Balance-May 31, 2015	–	–	–	(7,982,475)	(552,252)	1,298,578
Issuance of preferred stock for services	24,620	$–	$61,549.75	–	–	61,550
Issuance of common shares for debt	–	–	–	–	–	1,052,249
Net loss for the period	–	–	–	(120,648)	–	(120,648)

Balance-August 31, 2015	24,620	$–	$61,550	(8,103,123)	(552,252)	2,291,729
Issuance of preferred stock for services	153,052	$2	$382,628	–	–	382,630
Issuance of common shares for debt	–	–	–	–	–	18,119
Currency translation adjustment	–	–	–	–	–	8,138
Net loss for the period	–	–	–	(54,828)	–	(54,828)

Balance-November 30, 2015	177,672	$2	$444,178	(8,210,043)	(552,252)	2,204,108
Issuance of preferred stock for services	555,000	6.00	1,387,494	–	–	1,387,500
Issuance of common stock for services	–	–	–	–	–	1,439,586
Net loss for the period	–	–	–	(2,904,903)	–	(2,904,903)

Balance-February 29, 2016	732,672	$8	$1,831,672	(11,114,946)	(552,252)	2,126,291

The accompanying notes are an integral part of these consolidated financial statements.

Continued

F-6

GD Entertainment & Technology, Inc.

Consolidated Statements of Stockholders' Equity (Deficit)(Unaudited)

	Preferred Stock Series B
			Additional Paid-In	Accumulated	Foreign Currency	Total Stockholders’
	Shares	Amount	Capital	Deficit	Translation	Deficit

Balance-February 29, 2016	732,672	$8	$1,831,672	(11,114,946)	(552,252)	2,126,291
Issuance of common stock for services	–	–	–	–	–	4,500,000
Net loss for the period	–	–	–	(4,579,987)	–	(4,579,987)

Balance-May 31, 2016	732,672	$8	$1,831,672	(15,694,939)	(552,252)	2,046,304
Net loss for the period	–	–	–	2,049	–	2,049

Balance-August 31, 2016	732,672	8	1,831,672	(15,716,921)	(552,252)	2,024,316
Net loss for the period	–	–	–	(2,049)	–	(2,049)

Balance-November 30, 2016	732,672	8	1,831,672	(15,718,970)	(552,252)	2,022,267
Net loss for the period	–	–	–	–	–	–

Balance-February 28, 2017	732,672	8	1,831,672	(15,718,970)	(552,252)	2,022,273
Effect of 10,000:1 reverse stock split	–	–	–	–	–	–
Net loss for the period	–	–	–	–	–	–

Balance-May 31, 2017	732,672	8	1,831,672	(15,720,040)	(552,252)	2,021,203
Net loss for the period	–	–	–	–	–	–

Balance-August 31, 2017	732,672	8	1,831,674	(15,720,040)	(552,252)	2,021,203
Net loss for the period	–	–	–	–	–	–

Balance-November 30, 2017	732,672	8	1,831,672	(15,720,277)	(552,252)	2,020,966

The accompanying notes are an integral part of these consolidated financial statements.

F-7

GD Entertainment & Technology, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	For the year ended	For the year ended	For the period ended
	May 31, 2016	May 31, 2017	November 30, 2017
Cash Flows From Operating Activities:
Loss from operations	$(7,531,226)	$(25,101)	$(237.00)
Adjustment to reconcile net gain (loss) to net cash

Changes in operating assets and liabilities:
Accounts receivable	(92,166)	(91)	–
Accounts payable and accrued liabilities	320,482	1,070	237.00
Deposits & prepaids	(7,500)	–	–
Retained earnings	(11,412,068)	–	–
Gain on forgiveness of debt	126,261
Foreign currency adjustment	(552,252)	–	–
Net Cash Used in Operating Activities	(19,148,469)	(24,122)	–

Cash Flows To/From Financing Activities:
Repayments/Issuance of convertible notes	114,320	–	–
Notes payable	42,991	–	–
Loans from related parties	89,600	15,297	–
Loans payable	619,340	–	–
Issuance of common stock	4,283,043	(14,023)	–
Additional paid in capital	12,850,778	14,023	–
Issuance preferred stock	1,831,674	–	–
Common stock collateral	(672,000)	–	–
Cash Provided by Financing Activities	19,159,746	15,297	–

(Decrease) Increase in Cash and Cash	11,277	(8,825)	–
Cash and Cash Equivalents - Beginning of Year	–	11,277	2,452
Cash and Cash Equivalents - End of Period	$11,277	$2,452	$2,452

The accompanying notes are an integral part of these consolidated financial statements.

F-8

GD Entertainment & Technology, Inc.

Notes to Consolidated Financial Statements
For the 12 Months Ended May 31, 2016 and 2017

1.     Nature of Operations and Basis of Presentation

The Company was incorporated in the State of New Jersey on October 22, 1991 under the name of “PRS SUB VI, INC.” On February 6, 2001, the Company amended its Certificate of Incorporation changing its name from PRS Sub VI, Inc. to Donini, Inc. Up until April 1, 2010, and through its subsidiaries, the Company was in the business of franchising pizza delivery businesses.

On September 26, 2014, the Company entered into a Letter of Intent with various parties whereby it agreed, if certain conditions were satisfied, to acquire all of the issued and outstanding ownership interests in Golden Dog Productions, LLC (“Golden Dog”), a California-based production company formed on November 15, 2004, in exchange for a majority of the issued and outstanding shares of the Company (the "Merger Agreement"). Pursuant to the Merger Agreement, and on November 16, 2014, the Company incorporated a wholly-owned subsidiary, GD Entertainment and Technology, Inc. (“GDET”), in the State of Nevada for the purposes of merging with and acquiring all of the issued and outstanding owners hip interests in Golden Dog and, for the purpose of being the surviving corporation in the Merger Agreement.

On November 21, 2014, the Company effected the Merger Agreement with GDET and assumed the subsidiary’s name, GD ENTERTAINMENT & TECHNOLOGY, INC.

BUSINESS OVERVIEW

GD Entertainment and Technology, Inc. (“GDET”) began operations in California in 2004, as Golden Dog Productions, LLC, and is an international entertainment and technology corporation which owns, develops, acquires and monetizes media technologies and media intellectual properties.

Basis of Presentation

These accompanying unaudited consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”), and should be read in conjunction with the unaudited financial statements and notes thereto contained in the Company’s May 31, 2017 Disclosure Report filed with the OTC Markets. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations have been reflected herein.

Going Concern

These consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. However, the accompanying financial statements reflect that the Company has incurred significant operating losses, and has a deficit in shareholders’ equity. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations. As at May 31, 2017, the Company has accumulated losses of $14,279,379 since inception. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-9

2.     Significant Accounting Policies

Basic Presentation and Consolidation

These consolidated financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars.

The Company uses a May 31 fiscal year.

Use of Estimates

The preparation of financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to useful life and recoverability of long-lived assets, stock-based compensation, and deferred income tax valuations. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

Earnings (Loss) Per Share

The Company computes net earnings (loss) per share in accordance with ASC 260 "Earnings per Share". ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net earnings (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method.

Financial Instruments and Fair Value Measurements

ASC 820 “Fair Value Measurements” requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

F-10

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, amounts due from related parties, accounts payable, convertible notes payable, loans payable, loans from related parties, and amounts due to related parties. Pursuant to ASC 820, the fair value of cash equivalents is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The Company believes that the recorded values of all of other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized. The Company has adopted guidance issued by the FASB that clarifies the accounting for uncertainty in tax positions taken or expected to be taken on a tax return and provides that the tax effects from an uncertain tax position can be recognized in the financial statements only if, based on its merits, the position is more likely than not to be sustained on audit by the taxing authorities. Any interest and penalties related to uncertain tax positions would be recorded as part of income tax expense. No such interest or penalties were incurred in 20 15 or 2014.

3. Related Party Transactions

On September 1, 2005, the Company entered into a Convertible Promissory Note with the Company’s former CEO for $50,000 (“CEO Loan”), which is included in loans from related parties. The loan bears interest at 8% per annum, compounded annually and was due on September 1, 2006. On January 15, 2008, $2,000, $8,000, $8,000 and $5,500 were assigned to third parties in exchange for debt and, subsequently converted into 2,000,000, 8,000,000, 8,000,000 and 5,500,000 shares of common stock, respectively. As of November 30, 2015, a principal balance of $26,500 of the former CEO’s Loan remains unpaid, including $27,014 in accrued interest. As of November 30, 2015, the Company is indebted to the former CEO of the Company for $91,540 (Canadian Dollars) of a former subsidiary’s accounts payables guaranteed by the CEO of the Company.

Subsequent to the quarter ended November 30, 2015, the Company continued verbal discussions with the Company’s former CEO, whereby it was agreed that all related party loans held by the former CEO would be forgiven.

4. Loans payable

a) On November 25, 2005, the Company received $25,000 from a former affiliate of the Company and entered into an unsecured loan agreement, bearing interest at 8% per annum. During the quarter ended November 30, 2015, the principal balance of $25,000 and accrued interest of $19,038 were written off and recorded as a gain in forgiveness of debt.

b) On December 27, 2006, the Company received $15,000 and entered into a promissory note agreement with a former affiliate of the Company. Under the terms of the note, the principal of the loan is unsecured and bears 12% interest. During the quarter ended November 30, 2015, the principal balance of $15,000 plus accrued interest of $15,174 were written off and recorded as a gain in forgiveness of debt.

c) On May 7, 2007, the Company entered into a promissory note in the principal amount of $100,000. Under the terms of the note, the principal of the loan is unsecured and bears 14% interest per annum.

F-11

On December 1, 2014, the Company entered into a Purchase and Assumption Agreement (“Assumption Agreement”), whereby the $100,000 note was assigned to a third party and, concurrently, the Company entered into a modified Convertible Promissory Note (“Modified Note”). The modified note bears interest at 5% per annum and is due on December 1, 2015. The modified note is convertible, at any time, in whole or in part, at the note holder’s option, into common stock of the Company at an initial conversion price per share equal to 50% of the lowest trading price of the Company’s common stock during the previous twenty (20) trading days.

Pursuant to ASC 470-50, “Debt – Modification and Extinguishment,” it was determined that the original and modified notes are substantially different and the Company treated the original convertible note extinguished and exchanged for a new convertible note. The modified note was initially recorded at fair value and that amount was compared to the carrying value of the original note prior to modification to determine the gain or loss on extinguishment of debt.

The modified note also provides that the principal amount due to original noteholder shall be prorated based on the consideration actually paid by Maker to original noteholder, such that the Maker is only required to repay the amount of consideration and the Maker is not required to repay any unfunded portion of this modified note.

Concurrent with the Assumption Agreement, the original noteholder, the Maker and, the Escrow Agent entered into an Escrow Agreement which provides that $65,000 (less legal and administrative fees of $500) be held in escrow.

On December 5, 2014, December 13, 2014, and January 7, 2015, the Company issued 44,000,000, 40,000,000, and 26,000,000 shares of common stock, respectively, upon the conversion of the principal amount of $11,000 at a conversion price of $0.0001 per share and, $11,000 was released from escrow to the original noteholder.

On February 13, 2015, the Company issued 65,000,000 shares of common stock upon the conversion of the principal amount of $6,500 at a conversion price of $0.0001 per share and, $6,500 was released from escrow to the original noteholder.

On March 26, 2015, the Company issued 212,000,000 shares of common stock upon the conversion of the principal amount of $10,600 at a conversion price of $0.00005 per share and, $10,600 was released from escrow to the original noteholder.

On September 4, September 18, September 25, October 9, and October 15, the Company issued 48,414,200, 68,414,200, 48,714,200, 98,414,200, and 98,414,200, respectively, upon the conversion of $2,421, $3,421, $2,436, $4,921, and $4,921 for an aggregate total of $18,119, released from escrow to the noteholder.

On October 6, 2015, the Company issued 24,052 Preferred B shares to the original noteholder and expunged $60,130 in principal and accrued interest of the May 7, 2007 promissory note.

As at November 30, 2015, a principal balance of $39,870 and accrued interest of $47,933 remain outstanding.

5. Convertible Notes Payable

a) On July 23, 2004, the Company borrowed $250,000 and entered into an 8%, 5-year Promissory Note. The Note is guaranteed by the Company. The Promissory Note is payable in monthly installments of $5,054, including interest commencing in October 2004 through September 2009. On September 2, 2009, a portion of the Promissory Note was assigned to a third party and the Company issued 6,000,000 shares of common stock upon the conversion of the principal amount of $6,000.

On January 15, 2010, portions of the Promissory Note were assigned to third parties and the Company issued 32,000,000, 22,000,000, 2,500,000 and 5,500,000 shares of common stock upon the conversion of the principal amounts of $32,000, $22,000, $2,500 and $5,500, respectively.

F-12

On November 18, 2014, $42,500 of the Note was assigned to a third party and the assignee subsequently converted the assigned amount into 42,500,000 shares of the common stock of the Company.

On December 9, 2014, $40,000 of the Note was assigned to a third party pursuant to a Debt Securities Assignment and Purchase Agreement and Securities Exchange and Settlement Agreement (“Debt Assignment”). Pursuant to the Debt Assignment, the Assignee is permitted to convert any portion of the assigned debt at any time until the assigned Note is no longer outstanding. Further, the Assignee is permitted to receive eligible conversions at the lesser of $0.0004 or a 50% discount from the lowest intra-day trading price for the 20 days prior to a conversion notice submitted to the Company’s Transfer Agent. On December 18, 2014, the Company issued 53,350,000 shares of common stock upon the conversion of the principal amount of $5,350 at a conversion price of $0.0001 per share. A principal balance of $34,650 remains outstanding after said conversion.

On January 29, 2015, $5,000 of the Note was assigned to a third party and the assignee subsequently converted a portion of the assigned amount into 164,500,000 shares of the common stock of the Company.

During the quarter ended November 30, 2015, the principal balance of $67,500 on the original Promissory Note and all accrued interest were written off and recorded as a gain in forgiveness of debt.

b)       On June 7, 2004, the Company entered into a Securities Purchase Agreement with Global Capital Funding Group, L.P. (“Global”), whereby Global purchased a $1,500,000 convertible note (the “Note”) for $1,200,000. The Note was secured by the Company’s accounts receivable, inventory, property and equipment, and general tangibles and matured on June 7, 2007.

Pursuant to the agreement, the Company issued a warrant to Global to purchase 500,000 shares of common stock as additional finance costs. In addition, the Company issued a warrant to an unrelated corporation to purchase 50,000 shares of common stock as a finder’s fee. Both warrants were exercisable at $0.495 per share and expired on June 7, 2009.

On October 1, 2004, the Company and Global entered into an Exchange Agreement whereby the Note was exchanged for a new note (the “new Note”) in the amount of $1,540,000. The New Note matured on June 7, 2006 and was secured by a first lien on the Company’s non-real estate assets and the issuance and pledge of 8,400,000 shares of common stock. The effective interest rate on the New Note is 13%.

Other terms under the New Note are as follows:

i)	As long as there is no event of default (as defined), the Company may, at its option, prepay the New Note at a price equal to the outstanding principal amount of the New Note, $40,000 of liquidating damages and all accrued and unpaid interest.

ii)	Global has the right to convert the New Note into shares of common stock upon an event of default (as defined) or at any time following June 7, 2005 at the following conversion price – (a) Principal amount being converted together with the accrued and unpaid interest through the date of conversion divided by (b) 100% of the three lowest bid prices during the twenty (20) trading days immediately preceding the date of conversion. Global can only convert (other than due to an event of default) if the price of the Company’s common stock is equal to or greater than $0.60 per share at the time of conversion.

During the quarter ended August 31, 2009, Global instituted a lawsuit in the United States District Court of New Jersey to collect on its defaulted loan. The Company subsequently filed an Answer to the Complaint. During the following quarter ended November 30, 2009, the Company and Global settled, in principal, their lawsuit and all disputes on the following terms:

i)	The Company shall pay Global a total principal amount of $500,000 in two (2) years, evidenced by an interest-free note (“Interest- Free Note”);

i)	Global shall retain its 16,800 (post 1:500 split) common shares, held as security, which shall be returned upon payment of the Interest-Free Note;

F-13

ii)	Global shall return the 16,800 shares upon the payment of the first $25,000 due on the Note;

iii)	The matter has been settled and an Order was entered reflecting the same.

During the quarter ended November 30, 2015, the Company entered into verbal discussions with Global to write-off the principal balance of $500,000 on the Interest-Free Note in the subsequent quarter.

c)       On December 22, 2014, the Company borrowed $10,000 from a private investor and entered into a 10%, 1-year convertible note. At November 30, 2015, a principal balance of $10,000 and accrued interest of $942 remain unpaid.

d)       On October 5, 2015, the Company borrowed $25,000 from a private investor and entered into a 45-day promissory note with a fixed interest amount of $5,000 at maturity. At November 30, 2015, the note remains unpaid.

e)       On March 6, 2015, the Company entered into a private investment agreement with Blackbridge Capital LLC (“Blackbridge”). Blackbridge purchased a unit for $10,000 consisting of a convertible promissory note face amount of $9,500 and an agreed return on investment or “ROI”. The Company agreed to return or pay to Blackbridge the sum of $10,000 (amount ROI unit generates) on or before March 14, 2015. The convertible promissory note in the face amount of $9,500 has a fixed interest rate of 5% and a conversion price of $0.0001 with no adjustments for reverse stock splits. The note matures on March 13, 2015, the ROI and note remains unpaid.

F-14

GD Entertainment & Technology, Inc.

Consolidated Balance Sheet

(Unaudited)

February 28, 2018
Assets
Current Assets
Cash	$7,739
Total Current Assets	7,739

Fixed Assets
Crypto Mining Equipment	81,744
Total Fixed Assets	81,744

Total Assets	$89,483

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Accounts payable	$206,583
Accrued compensation	72,915
Accrued liabilities	117,184
Convertible notes payable	225,320
Loans from related parties	100
Loans payable	619,341
Total Current Liabilities	1,241,443
Notes payable	–
Total Liabilities	1,241,443

Commitments and Contingency
Stockholders' Deficit
Preferred Stock: Series A - 10 shares authorized, $0.00001 par value, 10 shares issued and outstanding	$–
Preferred Stock: Series B - 200,000,000 share authorized, $0.00001 par value, 732,672 shares issued and outstanding	1,831,674
Preferred Stock: Series C - 299,999,990 shares authorized, $0.00001 par value, -0- issued and outstanding	–
Common Stock: 3,000,000,000 shares authorized, $0.00001 par value, 450,874,858 and 330,633 shares, and May 31, 2015, respectively	4,269,020
Additional Paid-in Capital	12,864,801
Common stock issued as collateral for note payable	(672,000)
Foreign currency translation adjustment	(552,252)
Deficit Accumulated During the Development Stage	(18,893,203)
Total Stockholders' Equity (Deficit)	(1,151,960)
Total Liabilities and Stockholders' Deficit	$89,483

The accompanying notes are an integral part of these consolidated financial statements.

F-15

GD Entertainment & Technology Inc.

Consolidated Statements of Expenses

(Unaudited)

For the quarter ended February 28, 2018

Revenue	$5,400
Total Revenue	5,400

Expenses

Bank Charges	730
Computer & internet	1,091
Consulting fees	12,240
Freight and shipping	5,009
General and administrative	2,580
Legal and accounting	2,500
Office Supplies	243
OTC market fees	4,000
Postage & delivery	36
Salary expense	72,915
Transfer agent fees	1,000
Travel expense	40
Total Operating Expenses	102,384

Gain (Loss) from Operations	(96,984)
.
Other Income (Expense)
Interest expense	(3,285)
Loss on impairment of assets	(3,348,112)
Gain on forgiveness of debt	274,148
Total Other Income (Expense)	–
Net Gain (Loss)	(3,174,233)

Net Loss Per Common Share -
Basic and Diluted available to GD Entertainment and Technology, Inc.	$(0.01)

Weighted Average Common Shares Outstanding - Basic and Diluted	483,053,453

The accompanying notes are an integral part of these consolidated financial statements.

F-16

GD Entertainment & Technology, Inc.

Consolidated Statements of Stockholders' Equity (Deficit)(Unaudited)

	Common Stock				Preferred Stock Series A
			Additional Paid-In	Common Stock Issued As Collateral for Note			Additional Paid-In
	Shares	Amount	Capital	Payable	Shares	Amount	Capital

Balance-May 31, 2007	61,898,176	$61,898	$6,714,271	$(672,000)	–	–	–

Currency translation adjustment	–	–	–	–	–	–	–
Issuance of common stock shares for debt	36,750,000	36,750	60,750	–	–	–	–
Net loss for the year	–	–	–	–	–	–	–

Balance-May 31, 2008	98,648,176	98,648	6,775,021	(672,000)	–	–	–
Currency translation adjustment	–	–	–	–	–	–	–
Effect of 500:1 reverse stock split	(98,450,880)	(98,451)	98,451	–	–	–	–
Issuance of common stock for debt	97,400,000	97,400	–	–	–	–	–
Net loss for the year	–	–	–	–	–	–	–

Balance-May 31, 2009	97,597,296	97,597	6,873,472	(672,000)	–	–	–
Issuance of common shares for debt	350,000,000	350,000	–	–	–	–	–
Adjustment for fractional shares	1,004	1	–	–	–	–	–
Currency translation adjustment	–	–	–	–	–	–	–
Net gain (loss) for the year	–	–	–	–	–	–	–

Balance-May 31, 2010	447,598,300	447,598	6,873,472	(672,000)	–	–	–
Net gain (loss) for the year	–	–	–	–	–	–	–

Balance-May 31, 2011	447,598,300	447,598	6,873,472	(672,000)	–	–	–
Net gain (loss) for the year	–	–	–	–	–	–	–

Balance-May 31, 2012	447,598,300	447,598	6,873,472	(672,000)	–	–	–
Net gain (loss) for the year	–	–	–	–	–	–	–

Balance-May 31, 2013	447,598,300	447,598	6,873,472	(672,000)
Net gain (loss) for the year	–	–	–	–	–	–	–

Balance-May 31, 2014	447,598,300	447,598	6,873,472	(672,000)	–	–	–
Effect of 10,000:1 reverse stock split	(2,943,448,300)	(29,434)	29,434	–	–	–	–
Issuance of preferred stock for services	–	–	–	–	–	–	–
Issuance of common stock for debt	2,496,180,633	2,790,005	–	–	–	–	–
Net loss for the year	–	–	–	–	–	–	–

Balance-May 31, 2015	330,633	3,208,169	6,902,906	(672,000)	10	–	–

The accompanying notes are an integral part of these consolidated financial statements.

Continued

F-17

GD Entertainment & Technology, Inc.

Consolidated Statements of Stockholders' Equity (Deficit)(Unaudited)

	Common Stock				Preferred Stock Series A
			Additional Paid-In	Common Stock Issued As Collateral for Note			Additional Paid-In
	Shares	Amount	Capital	Payable	Shares	Amount	Capital

Balance-May 31, 2015	330,633	3,208,169	6,902,906	(672,000)	10	–	–
Issuance of preferred stock for services	–	–	–	–	–	–	–
Issuance of common shares for debt	1,052,250,344	1,052,249	–	–	–	–	–
Net loss for the period	–	–	–	–	–	–	–

Balance-August 31, 2015	1,052,580,977	4,260,418	6,902,906	(672,000)	10	–	–
Issuance of preferred stock for services	–	–	–	–	–	–	–
Issuance of common shares for debt	350,000,000	18,119	12,780	–	–	–	–
Currency translation adjustment	–	–	–	–	–	–	–
Net loss for the period	–	–	–	–	–	–	–

Balance-November 30, 2015	1,402,580,977	4,278,537	6,915,686	(672,000)	10	–	–
Issuance of preferred stock for services	–	–	–	–	–	–	–
Issuance of common stock for services	555,000	6	1,439,586	–	–	–	–
Net loss for the period	–	–	–	–	–	–	–

Balance-February 29, 2016	1,403,135,977	4,278,543	8,355,272	(672,000)	10	–	–
Issuance of common stock for services	450,000,000	4,500	4,495,500	–	–	–	–
Net loss for the period	–	–	–	–	–	–	–

Balance-May 31, 2016	1,853,135,977	4,283,043	12,850,772	(672,000)	10	–	–
Net loss for the period	–	–	–	–	–	–	–

Balance-August 31, 2016	1,853,135,977	4,283,043	12,850,772	(672,000)	10	–	–
Net loss for the period	–	–	–	–	–	–	–

Balance-November 30, 2016	1,853,135,977	4,283,043	12,850,772	(672,000)	10	–	–
Net loss for the period	–	–	–	–	–	–	–

Balance-February 28, 2017	1,853,135,977	4,283,043	12,850,772	(672,000)	10	–	–
Effect of 10,000:1 reverse stock split	(1,402,261,119)	(14,023)	14,023	–	–	–	–
Net loss for the period	–	–	–	–	–	–	–

Balance-May 31, 2017	450,874,858	4,269,020	12,864,795	(672,000)	10	–	–
Net loss for the period	–	–	–	–	–	–	–

Balance-August 31, 2017	450,874,858	4,269,020	12,864,795	(672,000)	10	–	–
Net loss for the period	–	$–	$–	$–	–	–	–

Balance-November 30, 2017	450,874,858	4,269,020	12,864,795	(672,000)	10	–	–
Net loss for the period	–	–	–	–	–	–	–

Balance-February 28, 2018	450,874,858	$4,269,020	12,864,795	$(672,000)	10	$–	$–

The accompanying notes are an integral part of these consolidated financial statements.

Continued

F-18

GD Entertainment & Technology, Inc.

Consolidated Statements of Stockholders' Equity (Deficit)(Unaudited)

	Preferred Stock Series B
			Additional Paid-In	Accumulated	Foreign Currency	Total Stockholders’
	Shares	Amount	Capital	Deficit	Translation	Deficit

Balance-May 31, 2007	–	–	–	(7,571,739)	$(532,405)	$(1,999,975)
Currency translation adjustment	–	–	–	–	(10,773)	(10,773)
Issuance of common stock shares for debt	–	–	–	–	–	97,500
Net loss for the year	–	–	–	(63,546)	–	(63,546)

Balance-May 31, 2008	–	–	–	(7,635,285)	(543,178)	(1,976,794)
Currency translation adjustment	–	–	–	–	3,836	3,836
Effect of 500:1 reverse stock split	–	–	–	–	–	–
Issuance of common stock for debt	–	–	–	–	–	97,400
Net loss for the year	–	–	–	(40,156)	–	(40,156)

Balance-May 31, 2009	–	–	–	(7,675,441)	(539,342)	(1,915,714)
Issuance of common shares for debt	–	–	–	–	–	350,000
Adjustment for fractional shares	–	–	–	–	–	1
Currency translation adjustment	–	–	–	–	(12,910)	(12,910)
Net gain (loss) for the year	–	–	–	523,487	–	523,487

Balance-May 31, 2010	–	–	–	(7,151,954)	(552,252)	(1,055,136)
Net gain (loss) for the year	–	–	–	(26,436)	–	(26,436)

Balance-May 31, 2011	–	–	–	(7,178,390)	(552,252)	(1,081,572)
Net gain (loss) for the year	–	–	–	(39,119)	–	(39,119)

Balance-May 31, 2012	–	–	–	(7,217,509)	(552,252)	(1,120,691)
Net gain (loss) for the year	–	–	–	(37,673)	–	(37,673)

Balance-May 31, 2013	–	–	–	(7,255,182)	(552,252)	(1,158,364)
Net gain (loss) for the year	–	–	–	(41,975)	–	(41,975)

Balance-May 31, 2014	–	–	–	(7,297,157)	(552,252)	(1,200,339)
Effect of 10,000:1 reverse stock split	–	–	–	–	–	–
Issuance of preferred stock for services	–	–	–	–	–	394,230
Issuance of common stock for debt	–	–	–	–	–	2,790,005
Net loss for the year	–	–	–	(685,318)	–	(685,318)

Balance-May 31, 2015	–	–	–	(7,982,475)	(552,252)	1,298,578
Issuance of preferred stock for services	24,620	$–	$61,549.75	–	–	61,550
Issuance of common shares for debt	–	–	–	–	–	1,052,249
Net loss for the period	–	–	–	(120,648)	–	(120,648)

Balance-August 31, 2015	24,620	$–	$61,550	(8,103,123)	(552,252)	2,291,729
Issuance of preferred stock for services	153,052	$2	$382,628	–	–	382,630
Issuance of common shares for debt	–	–	–	–	–	18,119
Currency translation adjustment	–	–	–	–	–	8,138
Net loss for the period	–	–	–	(54,828)	–	(54,828)

Balance-November 30, 2015	177,672	$2	$444,178	(8,210,043)	(552,252)	2,204,108
Issuance of preferred stock for services	555,000	6.00	1,387,494	–	–	1,387,500
Issuance of common stock for services	–	–	–	–	–	1,439,586
Net loss for the period	–	–	–	(2,904,903)	–	(2,904,903)

Balance-February 29, 2016	732,672	$8	$1,831,672	(11,114,946)	(552,252)	2,126,291

The accompanying notes are an integral part of these consolidated financial statements.

Continued

F-19

GD Entertainment & Technology, Inc.

Consolidated Statements of Stockholders' Equity (Deficit)(Unaudited)

	Preferred Stock Series B
			Additional Paid-In	Accumulated	Foreign Currency	Total Stockholders’
	Shares	Amount	Capital	Deficit	Translation	Deficit

Balance-February 29, 2016	732,672	$8	$1,831,672	(11,114,946)	(552,252)	2,126,291
Issuance of common stock for services	–	–	–	–	–	4,500,000
Net loss for the period	–	–	–	(4,579,987)	–	(4,579,987)

Balance-May 31, 2016	732,672	$8	$1,831,672	(15,694,939)	(552,252)	2,046,304
Net loss for the period	–	–	–	2,049	–	2,049

Balance-August 31, 2016	732,672	8	1,831,672	(15,716,921)	(552,252)	2,024,316
Net loss for the period	–	–	–	(2,049)	–	(2,049)

Balance-November 30, 2016	732,672	8	1,831,672	(15,718,970)	(552,252)	2,022,267
Net loss for the period	–	–	–	–	–	–

Balance-February 28, 2017	732,672	8	1,831,672	(15,718,970)	(552,252)	2,022,273
Effect of 10,000:1 reverse stock split	–	–	–	–	–	–
Net loss for the period	–	–	–	–	–	–

Balance-May 31, 2017	732,672	8	1,831,672	(15,720,040)	(552,252)	2,021,203
Net loss for the period	–	–	–	–	–	–

Balance-August 31, 2017	732,672	8	1,831,674	(15,720,040)	(552,252)	2,021,203
Net loss for the period	–	–	–	–	–	–

Balance-November 30, 2017	732,672	8	1,831,672	(15,720,277)	(552,252)	2,020,966
Net loss for the period	–	–	–	(3,172,926)	–	$(3,172,926)

Balance-February 28, 2018	732,672	$8	$1,831,672	$(18,893,203)	$(552,252)	$(1,151,960)

The accompanying notes are an integral part of these consolidated financial statements.

F-20

GD Entertainment & Technology, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

For the quarter ended
February 28, 2018
Cash Flows From Operating Activities:
Net gain (loss)	$(3,174,233)
Adjustment to reconcile net gain (loss) to net cash

Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	72,915
Deposits & prepaids	3,385
Loss on impairment of assets	3,348,112
Gain on forgiveness of debt	(274,148)
Net Cash Used in Operating Activities	(23,969)

Cash Flows To/From Investing Activities:
Crypto mining equipment	(81,744)
Net Cash Used in Investing Activities	(81,744)

Cash Flows To/From Financing Activities:
Repayments/Issuance of convertible notes	111,000
Cash Provided by Financing Activities	111,000

(Decrease) Increase in Cash and Cash	5,287
Cash and Cash Equivalents - Beginning of Year	2,452
Cash and Cash Equivalents - End of Period	$7,739

The accompanying notes are an integral part of these consolidated financial statements.

F-21

GD Entertainment & Technology, Inc.

Notes to Consolidated Financial Statements
For the Quarter Ended February 28, 2018

1. Nature of Operations and Basis of Presentation

The Company was incorporated in the State of New Jersey on October 22, 1991 under the name of “PRS SUB VI, INC.” On February 6, 2001, the Company amended its Certificate of Incorporation changing its name from PRS Sub VI, Inc. to Donini, Inc. Up until April 1, 2010, and through its subsidiaries, the Company was in the business of franchising pizza delivery businesses.

On September 26, 2014, the Company entered into a Letter of Intent with various parties whereby it agreed, if certain conditions were satisfied, to acquire all of the issued and outstanding ownership interests in Golden Dog Productions, LLC (“Golden Dog”), a California-based production company formed on November 15, 2004, in exchange for a majority of the issued and outstanding shares of the Company (the "Merger Agreement"). Pursuant to the Merger Agreement, and on November 16, 2014, the Company incorporated a wholly-owned subsidiary, GD Entertainment and Technology, Inc. (“GDET”), in the State of Nevada for the purposes of merging with and acquiring all of the issued and outstanding ownership interests in Golden Dog and, for the purpose of being the surviving corporation in the Merger Agreement.

On November 21, 2014, the Company effected the Merger Agreement with GDET and assumed the subsidiary’s name, GD ENTERTAINMENT & TECHNOLOGY, INC.

BUSINESS OVERVIEW

GD Entertainment and Technology, Inc. (“GDET”) began operations in California in 2004, as Golden Dog Productions, LLC, and is an international entertainment and technology corporation which owns, develops, acquires and monetizes media technologies and media intellectual properties.

Basis of Presentation

These accompanying unaudited consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”), and should be read in conjunction with the unaudited financial statements and notes thereto contained in the Company’s February 28, 2018 Disclosure Report filed with the OTC Markets. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations have been reflected herein.

Going Concern

These consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. However, the accompanying financial statements reflect that the Company has incurred significant operating losses, and has a deficit in shareholders’ equity. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations. As at February 28, 2018, the Company has accumulated losses of $17,878,487 since inception. These consolidated financial statements include write off of assets acquired that are no longer useful and have no value.

Significant Accounting Policies

Basic Presentation and Consolidation

These consolidated financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars.

F-22

The Company uses a May 31 fiscal year.

Use of Estimates

The preparation of financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to useful life and recoverability of long-lived assets, stock-based compensation, and deferred income tax valuations. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

Long-Lived Assets Including Goodwill and Other Acquired Intangible Assets

The Company reviews property, plant and equipment, and identifiable intangibles, including goodwill and intangible assets with indefinite useful lives, for impairment. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of these assets is measured by comparison of their carrying amounts to future undiscounted cash flows the assets are expected to generate. If property, plant and equipment, and certain identifiable intangibles are considered to be impaired, the impairment to be recognized equals the amount by which the carrying value of the asset exceeds its fair value.

Management has determined that all of the assets acquired have no value and are to be written off.

Earnings (Loss) Per Share

The Company computes net earnings (loss) per share in accordance with ASC 260 "Earnings per Share". ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net earnings (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method.

Financial Instruments and Fair Value Measurements

ASC 820 “Fair Value Measurements” requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

F-23

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, amounts due from related parties, accounts payable, convertible notes payable, loans payable, loans from related parties, and amounts due to related parties. Pursuant to ASC 820, the fair value of cash equivalents is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The Company believes that the recorded values of all of other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized. The Company has adopted guidance issued by the FASB that clarifies the accounting for uncertainty in tax positions taken or expected to be taken on a tax return and provides that the tax effects from an uncertain tax position can be recognized in the financial statements only if, based on its merits, the position is more likely than not to be sustained on audit by the taxing authorities. Any interest and penalties related to uncertain tax positions would be recorded as part of income tax expense. No such interest or penalties were incurred in 20 15 or 2014.

3. Related Party Transactions

On September 1, 2005, the Company entered into a Convertible Promissory Note with the Company’s former CEO for $50,000 (“CEO Loan”), which is included in loans from related parties. The loan bears interest at 8% per annum, compounded annually and was due on September 1, 2006. On January 15, 2008, $2,000, $8,000, $8,000 and $5,500 were assigned to third parties in exchange for debt and, subsequently converted into 2,000,000, 8,000,000, 8,000,000 and 5,500,000 shares of common stock, respectively. As of November 30, 2015, a principal balance of $26,500 of the former CEO’s Loan remains unpaid, including $27,014 in accrued interest. As of November 30, 2015, the Company is indebted to the former CEO of the Company for $91,540 (Canadian Dollars) of a former subsidiary’s accounts payables guaranteed by the CEO of the Company.

Subsequent to the quarter ended November 30, 2015, the Company continued verbal discussions with the Company’s former CEO, whereby it was agreed that all related party loans held by the former CEO would be forgiven.

4. Loans payable

a) On November 25, 2005, the Company received $25,000 from a former affiliate of the Company and entered into an unsecured loan agreement, bearing interest at 8% per annum. During the quarter ended November 30, 2015, the principal balance of $25,000 and accrued interest of $19,038 were written off and recorded as a gain in forgiveness of debt.

b) On December 27, 2006, the Company received $15,000 and entered into a promissory note agreement with a former affiliate of the Company. Under the terms of the note, the principal of the loan is unsecured and bears 12% interest. During the quarter ended November 30, 2015, the principal balance of $15,000 plus accrued interest of $15,174 were written off and recorded as a gain in forgiveness of debt.

c) On May 7, 2007, the Company entered into a promissory note in the principal amount of $100,000. Under the terms of the note, the principal of the loan is unsecured and bears 14% interest per annum.

F-24

On December 1, 2014, the Company entered into a Purchase and Assumption Agreement (“Assumption Agreement”), whereby the $100,000 note was assigned to a third party and, concurrently, the Company entered into a modified Convertible Promissory Note (“Modified Note”). The modified note bears interest at 5% per annum and is due on December 1, 2015. The modified note is convertible, at any time, in whole or in part, at the note holder’s option, into common stock of the Company at an initial conversion price per share equal to 50% of the lowest trading price of the Company’s common stock during the previous twenty (20) trading days.

Pursuant to ASC 470-50, “Debt – Modification and Extinguishment,” it was determined that the original and modified notes are substantially different and the Company treated the original convertible note extinguished and exchanged for a new convertible note. The modified note was initially recorded at fair value and that amount was compared to the carrying value of the original note prior to modification to determine the gain or loss on extinguishment of debt.

The modified note also provides that the principal amount due to original noteholder shall be prorated based on the consideration actually paid by Maker to original noteholder, such that the Maker is only required to repay the amount of consideration and the Maker is not required to repay any unfunded portion of this modified note.

Concurrent with the Assumption Agreement, the original noteholder, the Maker and, the Escrow Agent entered into an Escrow Agreement which provides that $65,000 (less legal and administrative fees of $500) be held in escrow.

On December 5, 2014, December 13, 2014, and January 7, 2015, the Company issued 44,000,000, 40,000,000, and 26,000,00 0 shares of common stock, respectively, upon the conversion of the principal amount of $11,000 at a conversion price of $0.0001 per share and, $11,000 was released from escrow to the original noteholder.

On February 13, 2015, the Company issued 65,000,000 shares of common stock upon the conversion of the principal amount of $6,500 at a conversion price of $0.0001 per share and, $6,500 was released from escrow to the original noteholder.

On March 26, 2015, the Company issued 212,000,000 shares of common stock upon the conversion of the principal amount of $10,600 at a conversion price of $0.00005 per share and, $10,600 was released from escrow to the original noteholder.

On September 4, September 18, September 25, October 9, and October 15, the Company issued 48,414,200, 68,414,200, 48,714,200, 98,414,200, and 98,414,200, respectively, upon the conversion of $2,421, $3,421, $2,436, $4,921, and $4,921 for an aggregate total of $18,119, released from escrow to the noteholder.

On October 6, 2015, the Company issued 24,052 Preferred B shares to the original noteholder and expunged $60,130 in principal and accrued interest of the May 7, 2007 promissory note.

As at November 30, 2015, a principal balance of $39,870 and accrued interest of $47,933 remain outstanding.

On December 15, 3015 the Company entered into a loan agreement for $8,480.

On December 28, 2015 the Company entered into a loan agreement for $50,000.

On January 16, 2016 the Company entered into a loan agreement for 24,980.

$274,148 of the related party loans were forgiven and written off in the subsequent reporting period.

5. Convertible Notes Payable

a)       On July 23, 2004, the Company borrowed $250,000 and entered into an 8%, 5-year Promissory Note. The Note is guaranteed by the Company. The Promissory Note is payable in monthly installments of $5,054, including interest commencing in October 2004 through September 2009. On September 2, 2009, a portion of the Promissory Note was assigned to a third party and the Company issued 6,000,000 shares of common stock upon the conversion of the principal amount of $6,000.

F-25

On January 15, 2010, portions of the Promissory Note were assigned to third parties and the Company issued 32,000,000, 22,000,000, 2,500,000 and 5,500,000 shares of common stock upon the conversion of the principal amounts of $32,000, $22,000, $2,500 and $ 5,500, respectively.

On November 18, 2014, $42,500 of the Note was assigned to a third party and the assignee subsequently converted the assigned amount into 42,500,000 shares of the common stock of the Company.

On December 9, 2014, $40,000 of the Note was assigned to a third party pursuant to a Debt Securities Assignment and Purchase Agreement and Securities Exchange and Settlement Agreement (“Debt Assignment”). Pursuant to the Debt Assignment, the Assignee is permitted to convert any portion of the assigned debt at any time until the assigned Note is no longer outstanding. Further, the Assignee is permitted to receive eligible conversions at the lesser of $0.0004 or a 50% discount from the lowest intra-day trading price for the 20 days prior to a conversion notice submitted to the Company’s Transfer Agent. On December 18, 2014, the Company issued 53,350,000 shares of common stock upon the conversion of the principal amount of $5,350 at a conversion price of $0.0001 per share. A principal balance of $34,650 remains outstanding after said conversion.

On January 29, 2015, $5,000 of the Note was assigned to a third party and the assignee subsequently converted a portion of the assigned amount into 164,500,000 shares of the common stock of the Company.

During the quarter ended November 30, 2015, the principal balance of $67,500 on the original Promissory Note and all accrued interest were written off and recorded as a gain in forgiveness of debt.

b)       On June 7, 2004, the Company entered into a Securities Purchase Agreement with Global Capital Funding Group, L.P. (“Global”), whereby Global purchased a $1,500,000 convertible note (the “Note”) for $1,200,000. The Note was secured by the Company’s accounts receivable, inventory, property and equipment, and general tangibles and matured on June 7, 2007.

Pursuant to the agreement, the Company issued a warrant to Global to purchase 500,000 shares of common stock as additional finance costs. In addition, the Company issued a warrant to an unrelated corporation to purchase 50,000 shares of common stock as a finder’s fee. Both warrants were exercisable at $0.495 per share and expired on June 7, 2009.

On October 1, 2004, the Company and Global entered into an Exchange Agreement whereby the Note was exchanged for a new note (the “new Note”) in the amount of $1,540,000. The New Note matured on June 7, 2006 and was secured by a first lien on the Company’s non-real estate assets and the issuance and pledge of 8,400,000 shares of common stock. The effective interest rate on the New Note is 13%.

Other terms under the New Note are as follows:

i)	As long as there is no event of default (as defined), the Company may, at its option, prepay the New Note at a price equal to the outstanding principal amount of the New Note, $40,000 of liquidating damages and all accrued and unpaid interest.

ii)	Global has the right to convert the New Note into shares of common stock upon an event of default (as defined) or at any time following June 7, 2005 at the following conversion price – (a) Principal amount being converted together with the accrued and unpaid interest through the date of conversion divided by (b) 100% of the three lowest bid prices during the twenty (20) trading days immediately preceding the date of conversion. Global can only convert (other than due to an event of default) if the price of the Company’s common stock is equal to or greater than $0.60 per share at the time of conversion.

During the quarter ended August 31, 2009, Global instituted a lawsuit in the United States District Court of New Jersey to collect on its defaulted loan. The Company subsequently filed an Answer to the Complaint. During the following quarter ended November 30, 2009, the Company and Global settled, in principal, their lawsuit and all disputes on the following terms:

i)	The Company shall pay Global a total principal amount of $500,000 in two (2) years, evidenced by an interest-free note (“Interest- Free Note”);

i)	Global shall retain its 16,800 (post 1:500 split) common shares, held as security, which shall be returned upon payment of the Interest-Free Note;

ii)	Global shall return the 16,800 shares upon the payment of the first $25,000 due on the Note;

iii)	The matter has been settled and an Order was entered reflecting the same.

F-26

During the quarter ended November 30, 2015, the Company entered into verbal discussions with Global to write-off the principal balance of $500,000 on the Interest-Free Note in the subsequent quarter.

c)	On December 22, 2014, the Company borrowed $10,000 from a private investor and entered into a 10%, 1-year convertible note. At November 30, 2015, a principal balance of $10,000 and accrued interest of $942 remain unpaid.

d)	On October 5, 2015, the Company borrowed $25,000 from a private investor and entered into a 45-day promissory note with a fixed interest amount of $5,000 at maturity. At November 30, 2015, the note remains unpaid.

e)	On March 6, 2015, the Company entered into a private investment agreement with Blackbridge Capital LLC (“Blackbridge”). Blackbridge purchased a unit for $10,000 consisting of a convertible promissory note face amount of $9,500 and an agreed return on investment or “ROI”. The Company agreed to return or pay to Blackbridge the sum of $10,000 (amount ROI unit generates) on or before March 14, 2015. The convertible promissory note in the face amount of $9,500 has a fixed interest rate of 5% and a conversion price of $0.0001 with no adjustments for reverse stock splits. The note matures on March 13, 2015, the ROI and note remains unpaid.

f)	On December 15, 2017, the Company entered into a convertible promissory note for $50,000 with GPL Ventures LLC. The note has a fixed interest rate of 10% and matures on December 15, 2018.

g)	On December 19, 2017, the Company entered into a convertible promissory note for $25,000 with GPL Ventures LLC. The note has a fixed interest rate of 10% and matures on December 19, 2018.

h)	On January 4, 2018, the Company entered into a convertible promissory note for $5,000 with GPL Ventures LLC. The note has a fixed interest rate of 10% and matures on January 4, 2018.

i)	On January 19, 2018, the Company entered into a master convertible promissory note for $100,000 with GPL Ventures LLC. As of February 28, 2018 $35,500 has been funded. The note has a fixed interest rate of 10% and matures on January 19, 2018.

F-27

PART III—EXHIBITS

Index to Exhibits

Exhibit Number	Exhibit Description

2.1*	Amended Articles of Incorporation
2.2*	Bylaws
4.1*	Subscription Agreement
6.1*	Incentive Stock Option Plan
6.2*	Management Stock Bonus Plan
6.3*	Performance Bonus Plan
6.4*	Employment Agreement of Anil Idnani
11.1	Consent of Lux Law, P.A. (included in Exhibit 12.1)
12.1	Opinion of Lux Law, P.A.

* Filed on March 5, 2018 with the Company’s Form 1-A.

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lee, State of New Jersey, on May 29, 2018.

(Exact name of issuer as specified in its charter):	GD Entertainment & Technology, Inc.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By (Signature and Title):	/s/ Anil Idnani
Anil Idnani, Chief Executive Officer (Principal Executive Officer).

(Date): May 29, 2018

/s/ Anil Idnani
Anil Idnani, Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer).

(Date): May 29, 2018

SIGNATURES OF DIRECTORS:

/s/ Anil Idnani	May 29, 2018
Anil Idnani, Director	Date